EXECUTION COPY











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                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                           THE SPORTS AUTHORITY, INC.,

                            SLAP SHOT HOLDINGS CORP.

                                       AND

                              SAS ACQUISITION CORP.

                                JANUARY 22, 2006






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                                TABLE OF CONTENTS

                                                                            PAGE


ARTICLE I DEFINITIONS..........................................................1
     SECTION 1.1 DEFINITIONS...................................................1
     SECTION 1.2 TERMS GENERALLY...............................................8

ARTICLE II THE MERGER..........................................................9
     SECTION 2.1 THE MERGER....................................................9
     SECTION 2.2 CONVERSION OF SECURITIES......................................9
     SECTION 2.3 PAYMENT OF CASH FOR MERGER SHARES............................11
     SECTION 2.4 TREATMENT OF OPTIONS.........................................13

ARTICLE III THE SURVIVING CORPORATION.........................................13
     SECTION 3.1 ARTICLES OF INCORPORATION....................................13
     SECTION 3.2 BYLAWS.......................................................13
     SECTION 3.3 DIRECTORS AND OFFICERS.......................................14

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................14
     SECTION 4.1 CORPORATE EXISTENCE AND POWER................................14
     SECTION 4.2 CORPORATE AUTHORIZATION; COMPANY FAIRNESS OPINION............15
     SECTION 4.3 GOVERNMENTAL AUTHORIZATION...................................15
     SECTION 4.4 NON-CONTRAVENTION............................................16
     SECTION 4.5 CAPITALIZATION...............................................16
     SECTION 4.6 COMPANY SUBSIDIARIES AND JOINT VENTURES......................17
     SECTION 4.7 REPORTS AND FINANCIAL STATEMENTS.............................17
     SECTION 4.8 DISCLOSURE DOCUMENTS.........................................18
     SECTION 4.9 ABSENCE OF CERTAIN CHANGES OR EVENTS.........................19
     SECTION 4.10 LITIGATION..................................................20
     SECTION 4.11 TAXES ......................................................21
     SECTION 4.12 ERISA ......................................................23
     SECTION 4.13 LABOR MATTERS...............................................24
     SECTION 4.14 COMPLIANCE WITH LAWS........................................24
     SECTION 4.15 FINDERS' FEES...............................................25
     SECTION 4.16 ENVIRONMENTAL MATTERS.......................................25
     SECTION 4.17 SUPPLIERS AND RELATIONSHIPS.................................26
     SECTION 4.18 CONTRACTS...................................................26
     SECTION 4.19 INTELLECTUAL PROPERTY.......................................27
     SECTION 4.20 ASSETS AND PROPERTY.........................................27
     SECTION 4.21 INSURANCE...................................................29

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.............29
     SECTION 5.1. CORPORATE EXISTENCE AND POWER...............................29
     SECTION 5.2 CORPORATE AUTHORIZATION......................................29



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     SECTION 5.3 GOVERNMENTAL AUTHORIZATION...................................29
     SECTION 5.4 NON-CONTRAVENTION............................................30
     SECTION 5.5 DISCLOSURE DOCUMENTS.........................................30
     SECTION 5.6 FINDERS' FEES................................................30
     SECTION 5.7 FINANCING....................................................30
     SECTION 5.8 NO OTHER INFORMATION.........................................31
     SECTION 5.9 INTEREST IN COMPETITORS......................................31
     SECTION 5.10 OWNERSHIP OF COMMON SHARES..................................31
     SECTION 5.11 SOLVENCY OF THE COMPANY FOLLOWING COMPLETION OF THE MERGER..31
     SECTION 5.12 MANAGEMENT AGREEMENTS.......................................31

ARTICLE VI COVENANTS OF THE COMPANY...........................................32
     SECTION 6.1 CONDUCT OF THE COMPANY AND SUBSIDIARIES......................32
     SECTION 6.2 STOCKHOLDER MEETING; PROXY MATERIAL..........................34
     SECTION 6.3 ACCESS TO INFORMATION; COOPERATION IN FINANCING..............35
     SECTION 6.4 SOLICITATION.................................................36


ARTICLE VII COVENANTS OF PARENT AND MERGER SUB................................39
     SECTION 7.1 VOTING OF SHARES.............................................39
     SECTION 7.2 DIRECTOR AND OFFICER LIABILITY...............................39
     SECTION 7.3 FINANCING EFFORTS............................................41
     SECTION 7.4 SOLVENCY OPINION.............................................41

ARTICLE VIII COVENANTS OF THE PARTIES.........................................41
     SECTION 8.1 REASONABLE BEST EFFORTS......................................41
     SECTION 8.2 CERTAIN FILINGS..............................................42
     SECTION 8.3 PUBLIC ANNOUNCEMENTS.........................................43
     SECTION 8.4 FURTHER ASSURANCES...........................................43
     SECTION 8.5 NOTICES OF CERTAIN EVENTS....................................43
     SECTION 8.6 DISPOSITION OF LITIGATION....................................44
     SECTION 8.7 EMPLOYEE MATTERS.............................................44
     SECTION 8.8 CONFIDENTIALITY AGREEMENT....................................44

ARTICLE IX CONDITIONS TO THE MERGER...........................................45
     SECTION 9.1 CONDITIONS TO THE OBLIGATIONS OF EACH PARTY..................45
     SECTION 9.2 CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB.......45
     SECTION 9.3 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY.................46

ARTICLE X TERMINATION.........................................................46
     SECTION 10.1 TERMINATION.................................................46
     SECTION 10.2 TERMINATION FEE.............................................48
     SECTION 10.3 EFFECT OF TERMINATION.......................................48

ARTICLE XI MISCELLANEOUS......................................................49
     SECTION 11.1 NOTICES.....................................................49
     SECTION 11.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES..................50
     SECTION 11.3 AMENDMENTS NO WAIVERS.......................................50



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     SECTION 11.4 EXPENSES....................................................50
     SECTION 11.5 SUCCESSORS AND ASSIGNS......................................50
     SECTION 11.6 GOVERNING LAW...............................................51
     SECTION 11.7 COUNTERPARTS; EFFECTIVENESS; THIRD PARTY BENEFICIARIES......51
     SECTION 11.8 SEVERABILITY................................................51
     SECTION 11.9 SPECIFIC PERFORMANCE........................................51
     SECTION 11.10 ENTIRE AGREEMENT...........................................51
     SECTION 11.11 JURISDICTION...............................................51
     SECTION 11.12 AUTHORSHIP.................................................52



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EXHIBITS

A.   Form of Contribution and Exchange Agreement
B.   Certificate of Incorporation of the Surviving Corporation



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


                          AGREEMENT AND PLAN OF MERGER

          This AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") is made and entered into as of this 22nd day of January, 2006 by and among The Sports Authority, Inc., a Delaware corporation (the "COMPANY"), Slap Shot Holdings Corp., a Delaware corporation ("PARENT"), and SAS Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent("MERGER SUB").

                                    RECITALS

          A. The parties intend that Merger Sub be merged with and into the Company (the "MERGER"), with the Company surviving the Merger as a wholly-owned subsidiary of Parent (the "SURVIVING CORPORATION").

          B. The Special Committee and the Board of Directors of the Company (except for directors affiliated with Parent or Merger Sub and members of Company management who recused themselves) have, acting in joint session, unanimously (i) determined that the Merger and this Agreement are fair to and in the best interests of the Company, (ii) adopted this Agreement and (iii) resolved to recommend that the Company shareholders approve this Agreement.

          C. The Board of Directors of Merger Sub has unanimously adopted this Agreement. The Board of Directors of Parent, and Parent, as the sole shareholder of Merger Sub, in each case, has approved this Agreement and has approved the Merger and the transactions contemplated hereby.

          D. The Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger, as set forth herein.

                                    AGREEMENT

          NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, intending to be legally bound, the parties hereto agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

          Section 1.1 DEFINITIONS. For purposes of this Agreement, the following terms have the respective meanings set forth below:

          "ACCEPTABLE CONFIDENTIALITY AGREEMENT" has the meaning set forth in
SECTION 6.4(F)(I).

          "ADVERSE RECOMMENDATION CHANGE" has the meaning set forth in SECTION 6.4(D).



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          "AFFILIATE" means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with, such Person. For purposes of this definition, the term "control" (including the correlative terms "CONTROLLING", "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "AGREEMENT" has the meaning set forth in the Preamble.

          "AMENDED OPTION" has the meaning set forth in SECTION 2.4(A).

          "BALANCE SHEET" means the consolidated balance sheet of the Company as of October 29, 2005 (and the notes thereto) set forth in the Company's quarterly report on Form 10-Q for the quarterly period ended October 29, 2005.

          "BALANCE SHEET DATE" means October 29, 2005.

          "BUSINESS DAY" means any day other than the days on which banks in the City of New York generally are closed.

          "CERTIFICATE OF MERGER" has the meaning set forth in SECTION 2.1(B).

          "CLOSING" has the meaning set forth in SECTION 2.1(D).

          "CLOSING DATE" has the meaning set forth in SECTION 2.1(D)

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "COMMON SHARES" means shares of Common Stock.

          "COMMON STOCK" means the common stock of the Company, par value $0.01 per share.

          "COMPANY" has the meaning set forth in the Preamble.

          "COMPANY ACQUISITION AGREEMENT" has the meaning set forth in SECTION 6.4(D).

          "COMPANY ACQUISITION PROPOSAL" has the meaning set forth in SECTION 6.4(F)(II).

          "COMPANY EMPLOYEES" has the meaning set forth in SECTION 8.7(A).

          "COMPANY FAIRNESS OPINION" has the meaning set forth in SECTION
4.2(D).

          "COMPANY FINANCIAL ADVISOR" has the meaning set forth in SECTION
4.2(D).

          "COMPANY JOINT VENTURE" means, with respect to the Company, any corporation or other entity (including partnerships, limited liability companies and other business associations and joint ventures) in which the Company, directly or indirectly, owns an equity interest that does not have voting power under ordinary circumstances to elect a majority of the board of



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directors or other person performing similar functions but in which the Company has rights with respect to the management of such Person.

          "COMPANY OPTIONS" means Employee Options and Director Options, as the context requires.

          "COMPANY PROXY STATEMENT" has the meaning set forth in SECTION 4.8.

          "COMPANY REPRESENTATIVES" has the meaning set forth in SECTION 6.4(A).

          "COMPANY RESTRICTED SHARES " has the meaning set forth in SECTION 2.2(F).

          "COMPANY SEC REPORTS" has the meaning set forth in SECTION 4.7(A).

          "COMPANY SECURITIES" has the meaning set forth in SECTION 4.5(B).

          "COMPANY SHAREHOLDER MEETING" has the meaning set forth in SECTION 6.2(A).

          "CONFIDENTIALITY AGREEMENT" means, collectively, the Confidentiality Agreement dated December 22, 2005 between the Company and LGP.

          "CONTRACTS" has the meaning set forth in SECTION 4.18(A).

          "CONTRIBUTING HOLDERS" means John Douglas Morton, Thomas T. Hendrickson, David J. Campisi, Gregory A. Waters and Nesa E. Hassanein and any other holder of Common Shares or Company Options who enters into a Contribution and Exchange Agreement or other agreement providing for such holder to (i) acquire shares of capital stock of Parent immediately prior to the Effective Time and/or (ii) agree to amend the terms of a portion of their Company Options effective concurrently with the consummation of the Merger.

          "CONTRIBUTION AND EXCHANGE AGREEMENT" means each agreement by and between Parent and the Contributing Holders, in the form of EXHIBIT A attached, pursuant to which (i) such Contributing Holders will exchange a portion of their respective Common Shares for shares of capital stock of Parent immediately prior to the Effective Time and/or (ii) a portion of such Contributing Holders' respective Company Options will be assumed by Parent and amended concurrently with the consummation of the Merger.

          "CONTROLLED GROUP LIABILITY" means any and all liabilities (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, (iii) under Sections 412 and 4971 of the Code, or (iv) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, other than such liabilities that arise out of, or relate to, the Employee Plans.


          "CURRENT COMPANY SEC REPORTS" means the Company's annual report on Form 10-K for the fiscal year ended January 29, 2005, the Company's Definitive Proxy for the 2005 Annual Meeting of Company shareholders and the Company's quarterly reports on Form 10-Q for the fiscal quarters ended April 30, 2005, July 30, 2005 and October 29, 2005.



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


          "CURRENT POLICIES" has the meaning set forth in SECTION 7.2(A).

          "DAMAGES" has the meaning set forth in SECTION 7.2(A).

          "DELAWARE CORPORATE LAW" means the Delaware General Corporation Law, as amended.

          "DIRECTOR OPTIONS" means the outstanding options to acquire Common Shares granted to directors of the Company.

          "DISBURSING AGENT" has the meaning set forth in SECTION 2.3(A).

          "DISCLOSURE LETTER" has the meaning set forth in the preamble to
ARTICLE IV.

          "DISSENTING COMMON SHARES" has the meaning set forth in SECTION
2.2(D).

          "EFFECTIVE TIME" has the meaning set forth in SECTION 2.1(B).

          "EMPLOYEE BENEFIT PLAN" has the meaning set forth in Section 3(3) of ERISA.

          "EMPLOYEE OPTIONS" means the outstanding options to acquire Common Shares granted to employees of the Company and/or its Subsidiaries.

          "EMPLOYEE PLAN" has the meaning set forth in SECTION 4.12(A).

          "EMPLOYMENT AGREEMENT" means a contract, offer letter or agreement of the Company or any of its Subsidiaries with or addressed to any individual who is rendering or has rendered services thereto as an employee, officer, director, independent contractor or consultant pursuant to which the Company or any of its Subsidiaries has any liability or obligation to provide compensation and/or benefits in consideration for past, present or future services.

          "END DATE" means 180 days following the date of this Agreement.

          "ENVIRONMENTAL LAWS" means any and all applicable federal, state, local, municipal and foreign Laws relating to the environment or to Releases of Hazardous Substances or to public health as it relates thereto or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances or the notification, clean up or other remediation thereof.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA AFFILIATE" means any entity, trade or business (whether or not incorporated) that is a member of a controlled group including the Company or that is under common control with the Company within the meaning of Section 414 of the Code.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "EXCLUDED PARTY" has the meaning set forth in SECTION 6.4(B).



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


          "EXCLUSIVITY PERIOD START DATE" has the meaning set forth in SECTION 6.4(A).

          "FINANCING" has the meaning set forth in SECTION 5.7.

          "FINANCING LETTERS" has the meaning set forth in SECTION 5.7.

          "GAAP" means United States generally accepted accounting principles.

          "GEI IV LETTER" has the meaning set forth in SECTION 5.7.

          "GOVERNMENTAL AUTHORITY" means any agency, public or regulatory authority, instrumentality, department, commission, court, arbitrator, ministry, tribunal or board of any nation or government or political subdivision thereof, whether foreign or domestic and whether national, supranational, federal, tribal, provincial, state, regional, local or municipal.

          "HAZARDOUS SUBSTANCES" means any wastes, substances, radiation, matter or materials (i) which are hazardous, toxic, infectious, explosive, dangerous, flammable, radioactive, carcinogenic, or mutagenic; (ii) which are defined as "hazardous materials," "hazardous wastes," "hazardous substances," "wastes" or other similar designations in any Environmental Laws; or (iii) without limitation, which contain asbestos and asbestos-containing materials, polychlorinated biphenyls, lead-based paints, mold or other multicellular fungi, urea-formaldehyde foam insulation, and petroleum or petroleum products (including, without limitation, crude oil or any fraction thereof and all other substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R.
Section 300.5).

          "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "INSURANCE POLICIES" has the meaning set forth in SECTION 4.21.

          "INTELLECTUAL PROPERTY" means all United States and foreign trademarks, trademark rights, trade names, trade names rights, service marks and service mark rights, service names and service names rights, copyrights and copyright rights, trade secrets, Internet domain names and other proprietary intellectual property rights and all pending applications for and registrations of any of the foregoing.

          "KNOWLEDGE" of any Person that is not an individual means, with respect to any specific matter, the actual knowledge of such Person's executive officers after due inquiry of individuals who are aware of the proposed Merger as of the date hereof.

          "LAW" means applicable, statutes, common laws, rules, ordinances, regulations, codes, licensing requirements, orders, judgments, injunctions, writs, decrees, licenses, governmental guidelines or interpretations having the force of law, permits, rules and bylaws, in each case, of a Governmental Authority.

          "LEASED REAL PROPERTY" has the meaning set forth in SECTION 4.20(C).



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          "LEASES" has the meaning set forth in SECTION 4.20(C).

          "LGP" means Leonard Green & Partners L.P.

          "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

          "MATERIAL ADVERSE EFFECT ON THE COMPANY" has the meaning set forth in
SECTION 4.9(A).

          "MATERIAL CONTRACTS" has the meaning set forth in SECTION 4.18(A).

          "MATERIAL EMPLOYMENT AGREEMENT" means an Employment Agreement pursuant to which the Company or any of its Subsidiaries has or would reasonably be expected to have any obligation to provide compensation and/or benefits (including without limitation severance pay or benefits or payments related to change in control of the Company) in an amount or having a value in excess of $150,000 per year or $250,000 in the aggregate.

          "MERGER" has the meaning set forth in the Recitals.

          "MERGER CONSIDERATION" has the meaning set forth in SECTION 2.2(C).

          "MERGER SHARES" has the meaning set forth in SECTION 2.2(C).

          "MERGER SUB" has the meaning set forth in the Preamble.

          "MERGER SUB COMMON SHARES" means the common stock of Merger Sub, par value $0.01 per share.

          "NEW FINANCING LETTERS" has the meaning set forth in SECTION 5.7.

          "NEW PLANS" has the meaning set forth in SECTION 8.7(A).

          "OLD PLANS" has the meaning set forth in SECTION 8.7(A).

          "OTHER ANTITRUST LAWS" means any Law enacted by any Governmental Authority relating to antitrust matters or regulating competition.

          "OWNED REAL PROPERTY" has the meaning set forth in SECTION 4.20(B).

          "PARENT" has the meaning set forth in the Preamble.

          "PARENT EXPENSES" has the meaning set forth in SECTION 10.2.

          "PERMITS" means any licenses, franchises, permits, certificates, consents, approvals or other similar authorizations of, from or by a Governmental Authority possessed by or granted to or necessary for the ownership of the material assets or conduct of the business of, the Company or its Significant Subsidiaries.

          "PERMITTED ALTERNATIVE AGREEMENT" has the meaning set forth in SECTION 10.1(E).



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


          "PERMITTED LIENS" means (i) liens for taxes not yet due and payable or that are being contested in good faith and by appropriate proceedings; (ii) mechanics', materialmen's or other liens or security interests that secure a liquidated amount that are being contested in good faith and by appropriate proceedings; or (iii) any other liens, encumbrances, security interests, easements, rights-of-way, encroachments, restrictions, conditions and other encumbrances that do not secure a liquidated amount, that have been incurred or suffered in the ordinary course of business and that would not, individually or in the aggregate, have a material effect on the Company.

          "PERSON" means any individual, corporation, limited liability company, partnership, association, trust or any other entity or organization, including any government or political subdivision or any agency or instrumentality thereof.

          "PROCEEDING" has the meaning set forth in SECTION 4.10.

          "REAL PROPERTY" has the meaning set forth in SECTION 4.20(D).

          "RECOMMENDATION" has the meaning set forth in SECTION 6.2(B).

          "RELEASE" means any emission, spill, seepage, leak, escape, leaching, discharge, injection, ejection, pumping, pouring, emptying, dumping, disposal, or release of Hazardous Substances into or upon the environment, including the air, soil, surface water, groundwater, the sewer, septic system, storm drain, publicly owned treatment works, or waste treatment, storage, or disposal systems.

          "REPLACEMENT POLICIES" has the meaning set forth in SECTION 7.2(A).

          "REQUIRED CONTRACTUAL CONSENTS" has the meaning set forth in SECTION 4.4.

          "REQUIRED GOVERNMENTAL APPROVALS" has the meaning set forth in SECTION 4.3.

          "REQUISITE SHAREHOLDER VOTE" has the meaning set forth in SECTION 4.2(A).

          "SCHEDULE 13E-3" has the meaning set forth in SECTION 4.8.

          "SEC" means the Securities and Exchange Commission.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "SIGNIFICANT SUBSIDIARIES" has the meaning set forth in SECTION
4.1(B).

          "SPECIAL COMMITTEE" means a committee comprised of all of the members of the Company's Board of Directors (other than those who are affiliated with Parent or Merger Sub or are members of the Company's management) formed for the purpose of evaluating, and making a recommendation to the full Board of Directors of the Company with respect to, this Agreement and the Merger.



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


          "SUBSIDIARY" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

          "SUPERIOR PROPOSAL" has the meaning set forth in SECTION 6.4(F)(III).

          "SURVIVING CORPORATION" has the meaning set forth in the Recitals.

          "TAX" (including "TAXES") means (i) all federal, state, local, foreign and other taxes (including withholding taxes), fees and other governmental charges of any kind or nature whatsoever, together with any interest and any penalties, additions or additional amounts with respect thereto, (ii) any liability for payment of amounts described in CLAUSE (I) whether as a result of transferee liability, joint and several liability for being a member of an affiliated, consolidated, combined, unitary or other group for any period, or otherwise by operation of law, and (iii) any liability for the payment of amounts described in CLAUSE (I) or (II) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to pay or indemnify any other Person.

          "TAX RETURN" means any return, declaration, report, statement, information statement or other document filed or required to be filed with respect to Taxes, including any claims for refunds of Taxes and any amendments or supplements of any of the foregoing.

          "TERMINATION FEE" has the meaning set forth in SECTION 10.2.

          "THIRD PARTY" means any Person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) other than Parent, Merger Sub or any of their respective Affiliates.

          "TRADE SECRETS" means non-public know-how, inventions, discoveries, improvements, concepts, ideas, methods, processes, designs, plans, schematics, drawings, formulae, technical data, specifications, research and development information, technology and product roadmaps, data bases and other proprietary or confidential information, including customer lists, but excluding any Copyrights or Patents that may cover or protect any of the foregoing.

          Section 1.2 TERMS GENERALLY. The definitions in SECTION 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation," unless the context expressly provides otherwise. All references herein to Sections, paragraphs, subparagraphs, clauses, Exhibits or Schedules shall be deemed references to Sections, paragraphs, subparagraphs or clauses of, or Exhibits or Schedules to this Agreement, unless the context requires otherwise. Unless otherwise expressly defined, terms defined in this Agreement have the same meanings when used in any Exhibit or Schedule hereto, including the Disclosure Letter. Unless otherwise specified, the words "herein," "hereof," "hereto" and "hereunder" and other words of similar import refer to this Agreement as a whole (including the Schedules and Exhibits) and not to any particular provision of this Agreement.



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


                                   ARTICLE II
                                   THE MERGER


          Section 2.1    THE MERGER.

          (a) At the Effective Time, in accordance with the Delaware Corporate Law, and upon the terms and subject to the conditions set forth in this Agreement, Merger Sub shall be merged with and into the Company, at which time the separate existence of Merger Sub shall cease and the Company shall survive the Merger as a wholly-owned subsidiary of Parent.

          (b) As soon as reasonably practicable after the satisfaction or valid waiver of all conditions to the Merger, the Company and Merger Sub will file a certificate of merger (the "CERTIFICATE OF MERGER") meeting the requirements of the Delaware Corporate Law with the Secretary of State of the State of Delaware. The Merger shall become effective at such time as the Certificate of Merger is endorsed by the Secretary of State of the State of Delaware, or at such later time as the Company and Merger Sub may agree and specify in the Certificate of Merger (such time as the Merger becomes effective, the "EFFECTIVE TIME").

          (c) The Merger shall have the effects set forth in the applicable provisions of the Delaware Corporate Law. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses and authority of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Corporation.

          (d) The closing of the Merger (the "CLOSING") shall take place (i) at the offices of Gibson, Dunn & Crutcher LLP located in Los Angeles, California, as soon as reasonably practicable (but in any event, no later than the second Business Day) after the day on which the last condition to the Merger set forth in ARTICLE IX is satisfied or validly waived (other than those conditions that by their nature cannot be satisfied until the Closing Date, but subject to the satisfaction or valid waiver of such conditions) or (ii) at such other place and time or on such other date as the Company and Merger Sub may agree in writing (the actual date of the Closing, the "CLOSING DATE").

          Section 2.2 CONVERSION OF SECURITIES. At the Effective Time, pursuant to this Agreement and by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holders of the Common Stock:

          (a) Each share of Common Stock held by the Company as treasury stock or otherwise owned by Parent, Merger Sub or any Company Subsidiary immediately prior to the Effective Time (including shares of Common Stock acquired by Parent immediately prior to the Effective Time pursuant to the Contribution and Exchange Agreements), if any, shall be canceled and retired and shall cease to exist, and no payment or distribution shall be made or delivered with respect thereto.



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


          (b) Each Merger Sub Common Share issued and outstanding immediately prior to the Effective Time shall be converted into and become one newly issued, fully paid and non-assessable share of common stock of the Surviving Corporation.

          (c) Each Common Share issued and outstanding immediately prior to the Effective Time (other than Common Shares to be canceled pursuant to SECTION 2.2(A) and Dissenting Common Shares (as hereinafter defined)), automatically shall be canceled and converted into the right to receive $37.25 in cash, without interest (the "MERGER CONSIDERATION"), payable to the holder thereof upon surrender of the stock certificate formerly representing such Common Share in the manner provided in SECTION 2.3. Such Common Shares, other than those canceled pursuant to SECTION 2.2(A), sometimes are referred to herein as the "MERGER SHARES."

          (d) Notwithstanding any provision of this Agreement to the contrary, if required by the Delaware Corporate Law but only to the extent required thereby, Common Shares that are issued and outstanding immediately prior to the Effective Time (other than Common Shares to be canceled pursuant to SECTION 2.2(A)) and that are held by holders of such Common Shares who have not voted in favor of the adoption of this Agreement or consented thereto in writing and who have properly exercised appraisal rights with respect thereto in accordance with, and who have complied with, Section 262 of the Delaware Corporate Law (the "DISSENTING COMMON SHARES") will not be convertible into the right to receive the Merger Consideration, and holders of such Dissenting Common Shares will be entitled to receive payment of the appraised value of such Dissenting Common Shares in accordance with the provisions of such Section 262 unless and until any such holder fails to perfect or effectively withdraws or loses its rights to appraisal and payment under the Delaware Corporate Law. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such Dissenting Common Shares will thereupon be treated as if they had been converted into and have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon. At the Effective Time, any holder of Dissenting Common Shares shall cease to have any rights with respect thereto, except the rights provided in Section 262 of the Delaware Corporate Law and as provided in the previous sentence. The Company will give Parent (i) notice of any demands received by the Company for appraisals of shares of Common Stock and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to such notices and demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or settle any such demands.

          (e) If between the date of this Agreement and the Effective Time the number of outstanding Common Shares is changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split-up, combination, exchange of shares or the like, other than pursuant to the Merger, the amount of Merger Consideration payable per Common Share shall be correspondingly adjusted.

          (f) All vested or unvested restricted shares of Common Stock outstanding immediately prior to the Effective Time and all vested and unvested restricted share units outstanding immediately prior to the Effective Time (collectively, the "COMPANY RESTRICTED SHARES") shall, by virtue of this Agreement and, without further action of the Company, Parent,

Merger Sub or the holder of such Company Restricted Shares, vest and become free of all restrictions immediately prior to the Effective Time and shall be canceled, retired and shall cease to exist and shall be converted into the right to receive the Merger Consideration.

          (g) The Company Options shall be treated as provided in SECTION 2.4.

          (h) For the avoidance of doubt, the parties acknowledge and agree that the contribution of Common Shares by the Contributing Holders to Parent pursuant to the Contribution and Exchange Agreements shall be deemed to occur immediately prior to the Effective Time and prior to any other above-described event.

          Section 2.3   PAYMENT OF CASH FOR MERGER SHARES.

          (a) Prior to the Closing Date, Parent shall designate a bank or trust company that is reasonably satisfactory to the Company, that is organized and doing business under the laws of the United States or any state thereof and that has a combined capital and surplus of at least $500,000,000 to serve as the disbursing agent for the Merger Consideration and payments in respect of the Company Options, unless another agent is designated as provided in SECTION 2.4(A) (the "DISBURSING AGENT"). At or prior to the Closing, Parent will cause to be deposited with the Disbursing Agent cash in the aggregate amount sufficient to pay the Merger Consideration in respect of all Merger Shares outstanding immediately prior to the Effective Time plus any cash necessary to pay for Company Options pursuant to SECTION 2.4. Pending distribution of the cash deposited with the Disbursing Agent, such cash shall be held in trust for the benefit of the holders of Merger Shares and such Company Options and shall not be used for any other purposes; PROVIDED, HOWEVER, that Parent may direct the Disbursing Agent to invest such cash in obligations of or guaranteed by the United States of America, as long as no such investments have maturities that could prevent or delay payments to be made pursuant to SECTION 2.3(B).

          (b) As promptly as practicable after the Effective Time (but no later than five Business Days after the Effective Time), the Surviving Corporation shall send, or cause the Disbursing Agent to send, to each record holder of Merger Shares as of immediately prior to the Effective Time (other than Common Shares to be canceled pursuant to SECTION 2.2(A)) a letter of transmittal and instructions for exchanging their Merger Shares for the Merger Consideration payable therefor. The letter of transmittal will be in customary form and will specify that delivery of Merger Shares will be effected, and risk of loss and title will pass, only upon delivery of the stock certificates representing the Merger Shares to the Disbursing Agent. Upon surrender of such stock certificate or certificates to the Disbursing Agent together with a properly completed and duly executed letter of transmittal and any other documentation that the Disbursing Agent may reasonably require, the record holder thereof shall be entitled to receive the Merger Consideration payable in exchange therefor, less any amounts required to be withheld for Tax. Until so surrendered and exchanged, each such certificate shall, after the Effective Time, be deemed to represent only the right to receive the Merger Consideration, and until such surrender and exchange, no cash shall be paid to the holder of such outstanding certificate in respect thereof.

          (c) If payment is to be made to a Person other than the registered holder of the Merger Shares represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to such payment that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Disbursing Agent any applicable stock transfer taxes required as a result of such payment to a Person other than the registered holder of such Merger Shares or establish to the satisfaction of the Disbursing Agent that such stock transfer taxes have been paid or are not payable.

          (d) After the Effective Time, there shall be no further transfers on the stock transfer books of the Surviving Corporation of the Common Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing Merger Shares are presented to the Surviving Corporation, such shares shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this ARTICLE II.

          (e) If any cash deposited with the Disbursing Agent remains unclaimed twelve months after the Effective Time, such cash shall be returned to the Surviving Corporation upon demand, and any holder who has not surrendered his Merger Shares certificates for the Merger Consideration prior to that time shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration. Notwithstanding the foregoing, the Surviving Corporation shall not be liable to any holder of Merger Shares for an amount paid to a public official pursuant to any applicable unclaimed property laws. Any amounts remaining unclaimed by holders of Merger Shares as of a date immediately prior to such time that such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation on such date, free and clear of any claims or interest of any Person previously entitled thereto.

          (f) No dividends or other distributions with respect to capital stock of the Surviving Corporation with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate for Common Shares.

          (g) From and after the Effective Time, the holders of Common Shares (other than Dissenting Common Shares) outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Common Shares, other than the right to receive the Merger Consideration as provided in this Agreement.

          (h) In the event that any Merger Share certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Merger Share certificate to be lost, stolen or destroyed, in addition to the posting by such holder of any bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against the Surviving Corporation with respect to such Merger Share certificate, the Disbursing Agent will issue in exchange for such lost, stolen or destroyed Merger Share certificate the proper amount of the Merger Consideration.

          (i) Parent, Surviving Corporation and the Disbursing Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable hereunder any amounts required to be deducted and withheld under any applicable Tax Law. To the extent any amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder from whose Merger Consideration the amounts were so deducted and withheld.

          Section 2.4   TREATMENT OF OPTIONS.

          (a) As of the Effective Time, each Company Option (other than Amended Options) will be cancelled and extinguished, and the holder thereof will be entitled to receive an amount in cash equal to the excess (if any) of (A) the product of (i) the number of Common Shares subject to such Company Option and
(ii) the Merger Consideration over (B) the aggregate exercise price of such Company Option, without interest and less any amounts required to be deducted and withheld under any applicable Law. All payments with respect to canceled Company Options shall be made by the Disbursing Agent (or such other agent reasonably acceptable to the Company as Parent shall designate prior to the Effective Time) as promptly as reasonably practicable after the Effective Time from funds deposited by or at the direction of Parent to pay such amounts in accordance with SECTION 2.3(A). Notwithstanding the foregoing, with respect to Company Options that are identified in a Contribution and Exchange Agreement between a Contributing Holder and Parent, such Company Options will be assumed by Parent and amended concurrently with the consummation of the Merger pursuant to the terms of such Contribution and Exchange Agreement (any Company Option so to be amended, an "AMENDED OPTION").

          (b) Prior to the Effective Time, the Company and Parent will adopt such resolutions as may be reasonably required to effectuate the actions contemplated by this SECTION 2.4, without paying any consideration or incurring any debts or obligations on behalf of the Company or the Surviving Corporation.

          (c) Parent and the Surviving Corporation shall be entitled to deduct and withhold from any amounts to be paid hereunder in respect of Company Options or Company Restricted Shares any amounts required to be deducted and withheld under any applicable Tax Law. To the extent any amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the Company Option or Company Restricted Share holder from whose payments in respect of Company Options or Company Restricted Shares the amounts were so deducted and withheld.


                                   ARTICLE III
                            THE SURVIVING CORPORATION

          Section 3.1 ARTICLES OF INCORPORATION. The certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be amended as set forth on EXHIBIT B, and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the terms thereof and as provided by applicable Law.

          Section 3.2 BYLAWS. The bylaws of the Company in effect at the Effective Time shall be amended to read the same as the bylaws of the Merger Sub in effect immediately prior to the Effective Time, and shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with the terms thereof and as provided by applicable Law.

          Section 3.3 DIRECTORS AND OFFICERS. From and after the Effective Time, (i) the directors of Merger Sub at the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified in accordance with applicable Law.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          Except as set forth in the corresponding sections or subsections of the Disclosure Letter delivered to Parent and Merger Sub by the Company concurrently with entering into this Agreement (the "DISCLOSURE LETTER") or as may be disclosed in reasonable detail in any Current Company SEC Report filed prior to the date hereof (it being understood that any information set forth in a particular section or subsection of the Disclosure Letter shall be deemed to be disclosed in each other section or subsection thereof to which the relevance of such information is reasonably apparent), the Company hereby represents and warrants to Parent and Merger Sub that:

          Section 4.1   CORPORATE EXISTENCE AND POWER.

          (a) Each of the Company and its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its Subsidiaries has all corporate powers and authority required to own, lease and operate its respective properties and to carry on its business as now conducted. The Company has all corporate powers and authority to execute and deliver this Agreement, and to consummate the Merger and the other transactions contemplated hereby and to perform each of its obligations hereunder. Each of the Company Joint Ventures has all powers and authority required to own, lease and operate its respective properties and to carry on its business as now conducted, except where the failure to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

          (b) Each of the Company and its Subsidiaries listed on Exhibit 21.1 to the Company's Annual Report on Form 10-K for the fiscal year ended January 29, 2005 (the "SIGNIFICANT SUBSIDIARIES") is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. None of the Company Subsidiaries (other than the Significant Subsidiaries) has any material assets or liabilities, conducts any operations or has any employees.

          (c) The Company has made available to Parent and Merger Sub true and complete copies of the currently effective articles of incorporation and bylaws or similar organizational and governing documents of the Company and its Subsidiaries and the Company Joint Ventures. Neither the Company nor any Subsidiary nor, to the Company's knowledge, any Company Joint Venture, is in violation of its organizational or governing documents.

          Section 4.2   CORPORATE AUTHORIZATION; COMPANY FAIRNESS OPINION.

          (a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company. The only Company shareholder approval or authorization required to approve this Agreement and effect the Merger is the affirmative vote of the holders of Common Shares as required by the Delaware Corporate Law (the "REQUISITE SHAREHOLDER VOTE").

          (b) This Agreement has been duly and validly executed and delivered by the Company and, assuming the due and valid execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except (i) as rights to indemnity hereunder may be limited by federal or state securities laws or the public policies embodied therein, (ii) as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally, and (iii) as the remedy of specific performance and other forms of injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (c) On or prior to the date hereof, the Board of Directors of the Company, based on the unanimous recommendation of the Special Committee, has (except for directors who are affiliated with Parent or Merger Sub and members of Company management who have recused themselves) unanimously adopted resolutions (i) adopting this Agreement and declaring the Merger and the other transactions contemplated by this Agreement advisable and (ii) resolving to recommend that the Company shareholders approve this Agreement. As of the date hereof, all such resolutions are in full force and effect and none have been amended or superseded.

          (d) Merrill Lynch & Co. (the "COMPANY FINANCIAL ADVISOR") has delivered to the Board of the Directors of the Company its opinion to the effect that, as of the date such opinion was delivered, the consideration to be received in the Merger is fair, from a financial point of view, to the holders of Common Shares other than Merger Sub and its Affiliates (the "COMPANY FAIRNESS OPINION"). The Company has been authorized by the Company Financial Advisor to permit the inclusion in full of the Company Fairness Opinion in the Company Proxy Statement. As of the date hereof, the Company Fairness Opinion has not been withdrawn, revoked or modified.

          Section 4.3 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement and the consummation of the Merger by the Company require no action by, or by the Company or any Subsidiary in respect of, or filing by the Company or any Subsidiary with, any Governmental Authority other than (i) the filing of the Certificate of Merger; (ii) compliance with any applicable requirements of the HSR Act or any other applicable Other Antitrust Laws or any other Laws specified in Section 4.3 of the Disclosure Letter (the "REQUIRED GOVERNMENTAL APPROVALS"); (iii) compliance with the applicable requirements of the Exchange Act; (iv) compliance with the applicable requirements of the Securities Act; (v) compliance with any applicable foreign or state securities or Blue Sky laws; and (vi) such other items or filings, which if not taken or made, (A) would not, individually or in the aggregate, be reasonably expected to be material to the Company or the applicable Subsidiary and (B) would not reasonably be expected to adversely effect in any material respect, or materially hinder or delay, the consummation of the Merger or the Company's ability to observe and perform its obligations hereunder.

          Section 4.4 NON-CONTRAVENTION. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (i) contravene or conflict with the organizational or governing documents of the Company or any of its Significant Subsidiaries or Company Joint Ventures; (ii) assuming compliance with the matters referenced in SECTION 4.3 and the receipt of the Requisite Shareholder Vote, contravene or conflict with or constitute a violation of any provision of any Law binding upon or applicable to the Company or any of its Significant Subsidiaries or Company Joint Ventures or any of their respective properties or assets; (iii) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation that is material to the Company and its Significant Subsidiaries taken as a whole or to a loss of any benefit that is material to the Company and its Significant Subsidiaries taken as a whole to which any such Person is entitled under any agreement, contract or other instrument applicable to or binding upon the Company or any of its Subsidiaries or Company Joint Ventures, except those consents set forth in Section 4.4 of the Disclosure Letter (the "REQUIRED CONTRACTUAL CONSENTS"); or (iv) result in the creation or imposition of any Lien on any assets that are material to the Company and its Subsidiaries taken as a whole (other than any such Lien as may be created or imposed in connection with the Financing or as otherwise may arise from any actions taken by Parent or Merger Sub), except in the case of (ii) - (iv) above, which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or materially hinder or delay the consummation of the Merger or the Company's ability to observe and perform its obligations hereunder.

          Section 4.5   CAPITALIZATION.

          (a) The authorized capital stock of the Company consists of (i) 75,000,000 Common Shares, of which as of January 18, 2006 there were 26,436,542 Common Shares issued and outstanding (excluding 1,572,738 Common Shares held in treasury) and (ii) 10,000,000 shares of Preferred Stock, par value $0.01 per share, of which no shares are issued and outstanding. As of January 18, 2006 there were outstanding (A) Company Options to purchase an aggregate of 1,635,862 Common Shares and (B) 855,084 unvested restricted stock units. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. Section 4.5(a) of the Disclosure Letter sets forth a complete and accurate list of all outstanding Company Options and other stock-related awards, including grants of Company Restricted Shares, which list sets forth the name of the holders thereof and, to the extent applicable thereto, the exercise price or purchase price thereof, the governing stock option plan with respect thereto and the expiration date thereof.

          (b) Except as set forth in SECTION 4.5(A), and except for changes since January 18, 2006 resulting from the exercise of Company Options outstanding on such date, there are no outstanding, and there have not been reserved for issuance, any (i) shares of capital stock or other voting securities of the Company; (ii) securities of the Company or any Subsidiary convertible into or exchangeable for shares of capital stock or voting securities of the Company or its Subsidiaries; (iii) Company Options or other rights or options to acquire from the Company or its Subsidiaries, or obligations of the Company or its Subsidiaries to issue, any shares of capital stock, voting securities or securities convertible into or exchangeable for shares of capital stock or voting securities of the Company or such Subsidiary, as the case may be; or
(iv) equity equivalent interests in the ownership or earnings of the Company of its Subsidiaries or other similar rights (the items in CLAUSES (I) through (IV) collectively, "COMPANY SECURITIES"). There are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any Company Securities. There are no shareholder agreements, voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party or by which it is bound relating to the voting or registration of any shares of capital stock of the Company or any of its Subsidiaries or preemptive rights with respect thereto.

          (c) Other than the issuance of Common Shares upon exercise of Company Options, since the Balance Sheet Date, the Company has not declared or paid any dividend or distribution in respect of any Company Securities, and neither the Company nor any Subsidiary has issued, sold, repurchased, redeemed or otherwise acquired any Company Securities, and their respective Boards of Directors have not authorized any of the foregoing.

          (d) Neither the Company nor any of its Subsidiaries has entered into any commitment or agreement, or are otherwise obligated, to contribute capital, loan money or otherwise provide funds or make additional investments in any Company Joint Venture or any other Person.

          Section 4.6        COMPANY SUBSIDIARIES AND JOINT VENTURES.

          (a) Section 4.6(a) of the Disclosure Letter sets forth all Subsidiaries of the Company and Company Joint Ventures, as well as the respective jurisdictions of incorporation and all jurisdictions in which the Company and such Subsidiaries and Company Joint Ventures are qualified to do business. Each of the Company Subsidiaries is wholly owned (directly or indirectly) by the Company and, except for such Company Subsidiaries and Company Joint Ventures, the Company does not directly or indirectly own any equity interest in any other Person.

          (b) All equity interests of the Company Subsidiaries and the Company Joint Ventures held by the Company or any other Company Subsidiary are fully paid and non-assessable and were not issued in violation of any preemptive or similar rights. All such equity interests are free and clear of any Liens or any other limitations or restrictions on such equity interests (including any limitation or restriction on the right to vote, pledge or sell or otherwise dispose of such equity interests).

          Section 4.7 REPORTS AND FINANCIAL STATEMENTS.

          (a) The Company has timely filed with or otherwise furnished to the SEC all forms, reports, schedules, statements and other documents required to be filed or furnished by it under the Securities Act or the Exchange Act since August 4, 2003 (such documents, as supplemented or amended since the time of filing, the "COMPANY SEC REPORTS"). No Subsidiary of the Company is or at any time since August 4, 2003 has been required to file with or furnish to the SEC any such forms, reports, schedules or other documents. As of their respective dates, the Company SEC Reports, including any financial statements or schedules included or incorporated by reference therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) (i) complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b) The audited consolidated financial statements and unaudited consolidated interim financial statements included or incorporated by reference in the Company SEC Reports (including any related notes and schedules) fairly present, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof, and the results of their operations and their cash flows for the periods set forth therein, and in each case were prepared in accordance with GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto and subject, where appropriate, to normal year-end adjustments that would not be material in amount or effect).

          (c) There are no liabilities or obligations of the Company or any Company Subsidiary (whether accrued, contingent, absolute, determined, determinable or otherwise) which, individually or in the aggregate, would be material to the Company and its Subsidiaries taken as a whole other than (i) liabilities or obligations disclosed or provided for in the Balance Sheet or disclosed in the notes thereto; (ii) liabilities or obligations incurred after the Balance Sheet Date in the ordinary course of business; (iii) liabilities under this Agreement or incurred in connection with the transactions contemplated hereby; and (iv) liabilities disclosed on Section 4.15 of the Disclosure Letter.

          (d) The Company has heretofore made available or promptly will make available to Parent and Merger Sub a complete and correct copy of any amendments or modifications to any Company SEC Reports filed prior to the date hereof which are required to be filed with the SEC but have not yet been filed with the SEC, and any Company SEC Reports required to be filed by the Company on or after the date hereof and prior to the Effective Time.

         Section 4.8 DISCLOSURE DOCUMENTS. The proxy statement (the "COMPANY PROXY STATEMENT") and the Rule 13e-3 Transaction Statement on Schedule 13E-3 (the "SCHEDULE 13E-3") relating to the Merger and the other transactions contemplated hereby, to be filed by the Company with the SEC in connection with seeking the adoption and approval of this Agreement by the Company shareholders will not, at the date it is first mailed to shareholders of the Company (in the case of the Proxy Statement) or at the time of the Company Shareholder Meeting (other than as to information supplied by Parent and Merger Sub for inclusion therein), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company will cause the Company Proxy Statement, the Schedule 13E-3 and all related SEC filings to comply as to form in all material respects with the requirements of the Exchange Act applicable thereto as of the date of such filing. No representation is made by the Company with respect to statements made in the

Company Proxy Statement or the Schedule 13E-3 based on information supplied, or required to be supplied, by Parent and Merger Sub or their Affiliates specifically for inclusion therein.

          Section 4.9   ABSENCE OF CERTAIN CHANGES OR EVENTS.

          (a) Since the Balance Sheet Date through the date hereof, the businesses of the Company and its Subsidiaries and, to the Company's knowledge, the businesses of the Company Joint Ventures, have been conducted in all material respects in the ordinary course and neither the Company nor any of its Subsidiaries, nor to the Company's knowledge any Company Joint Venture, has engaged in any transaction or series of related transactions outside the ordinary course material to the Company and its Subsidiaries taken as a whole. Since the Balance Sheet Date, there has not been a Material Adverse Effect on the Company. For purposes of this Agreement, "MATERIAL ADVERSE EFFECT ON THE COMPANY" means any change, circumstance, event or effect that would be materially adverse to the assets and liabilities, business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, other than any change, circumstance, event or effect resulting from (i) changes in general economic conditions, (ii) the announcement or pendency of this Agreement and the transactions contemplated hereby, (iii) general changes or developments in the industries in which the Company and its Subsidiaries operate, (iv) any actions required under this Agreement to obtain any approval or authorization under the HSR Act or any applicable Other Antitrust Laws for the consummation of the transactions contemplated by this Agreement or (v) changes in any Laws or applicable accounting regulations or principles, except, in the case of the foregoing clauses (i) and (iii), to the extent such changes or developments referred to therein would reasonably be expected to have a materially disproportionate impact on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, relative to other industry participants, it being understood that in the event the Company should fail to meet any expected financial or operating performance targets, the fact of such failure, alone, would not constitute a Material Adverse Effect on the Company (although any party can assert the facts underlying any such failure in any dispute as to whether there has been a Material Adverse Effect on the Company).

          (b) Without limiting the generality of the foregoing SECTION 4.9(A), since the Balance Sheet Date, there has not been (except, in each case, for transactions solely among the Company and its wholly-owned Subsidiaries or among the Company's wholly-owned Subsidiaries):

          (i) any declaration, setting aside or payment of any dividend or distribution or capital return in respect of any shares of the Company's capital stock or any redemption, purchase or other acquisition by the Company or any of its Subsidiaries of any shares of the Company's capital stock or any amendment of any material term of any outstanding capital stock of the Company or any of its Subsidiaries;

          (ii) any (A) incurrence of, or guarantee with respect to, or provision of credit support for, any indebtedness for borrowed money by the Company or any of its Subsidiaries, other than pursuant to the Company's or any Company Subsidiary's existing credit facilities in the ordinary course of business; (B) event of default or default under the Company's or any Subsidiary's existing credit facilities or outstanding loans; or

          (c) creation or assumption by the Company or any of its Subsidiaries of any material Lien on any material asset, other than Permitted Liens;

          (iii) any material change in any method of financial accounting or financial accounting principle or practice used by the Company or any of its Subsidiaries, other than such changes required by Law or a change in GAAP;

          (iv) (A) any deferred compensation, severance or similar agreement entered into or amended by the Company or any of its Subsidiaries and any employee; (B) any material increase in or acceleration of the compensation or benefits payable or to become payable by the Company or any of its Subsidiaries to its directors or officers or generally applicable to all or any category of the Company's or any such Subsidiary's employees; (C) any material increase in the coverage or benefits available under any vacation pay, company awards, salary continuation or disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any of the directors or officers of the Company or any Subsidiary or generally applicable to all or any category of the Company's or any Subsidiary's employees; or (D) any Material Employment Agreement or any amendment to the same, other than increases in compensation in the ordinary course of business and that in the aggregate have not resulted in a material increase in the benefits or compensation expense of the Company or any of its Subsidiaries;

          (v) any loan, advance or capital contribution made by the Company or any of its Subsidiaries to, or investment in, any Person other than loans, advances or capital contributions made to a Subsidiary;

          (vi) any amendment, alteration or modification in any material term of any currently outstanding Company Options, warrants or other rights to purchase any capital stock or other equity interests in the Company or any securities exchangeable or exercisable for or convertible into the same; or

          (vii) any  agreement  to take or permit any actions  specified in this
     SECTION 4.9(B), except for this Agreement.

          Section 4.10 LITIGATION. As of the date hereof, there is no material action, suit, claim, investigation, arbitration or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or their respective assets or properties before any arbitrator, arbitration provider or Governmental Authority (a "PROCEEDING"). As of the date hereof, neither the Company, nor any Subsidiary of the Company, nor any officer, director or employee of the Company or any such Subsidiary has been permanently or temporarily enjoined by any Law from engaging in or continuing any conduct or practice in connection with the business or assets of the Company or any Subsidiary of the Company. To the knowledge of the Company as of the date hereof, none of the Company, nor any Subsidiary of the Company, nor any officer, director or employee of the Company or any such Subsidiary is under investigation by any Governmental Authority related to the conduct of the Company's or any such Subsidiary's business, the results of which investigation reasonably could be materially adverse to the business or assets of the Company and its Subsidiaries taken as a whole.

          Section 4.11  TAXES.

          (a) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company:

          (i) Within the times and in the manner prescribed by Law, the Company and its Subsidiaries (and their predecessors) have properly prepared and timely filed all Tax Returns required by Law, have timely paid all Taxes due and payable (whether or not shown on any Tax Return) and have timely withheld and deposited all Taxes required to be withheld and deposited. Tax Returns filed by the Company and its Subsidiaries (and their predecessors) are true, correct and complete, and include all statements and other information required to avoid penalties or additions to Tax. The Company and its Subsidiaries (and their predecessors) have complied with all Law relating to Taxes. The Company has made available to Parent and Merger Sub all federal and material state, local and foreign Tax Returns containing material elections of the Company or any of its Subsidiaries with respect to periods commencing on or after January 31, 2002. Neither the Company nor any of its Subsidiaries (nor any of their predecessors) has either (A) been a party to a "reportable transaction" (as such term is defined in Treasury Regulations issued under the Code) that has not been properly reported on its Tax Returns, or (B) been a party to a "listed transaction" (as such term is defined in Treasury Regulations issued under the Code).

          (ii) Neither the Company nor any of its Subsidiaries (nor any predecessor thereof) (A) is a party to or bound by any closing agreement, offer in compromise or any other agreement with any Tax authority or any Tax indemnity agreement, Tax sharing agreement or other agreement whereby amounts due thereunder are determined with reference to Taxes or items used to determine the amount of any Taxes, in each case, that is currently in effect; (B) has requested in writing a ruling or other advice or guidance from any Governmental Authority with respect to Taxes; (C) has present or contingent liabilities for Taxes, other than Taxes that either have been
     (1) incurred in the ordinary course of business thereof and reflected as a liability on the most recent balance sheet included in the Financial Statements or (2) incurred in the ordinary course of business with respect to taxable periods or portions of taxable periods following the date of the most recent balance sheet included in the Financial Statements in amounts consistent with prior years (adjusted for changes in ordinary course operating results and ordinary course changes in assets) and for which adequate reserves have been established and separately reflected in the financial records of the Company; or (D) that is subject to United States federal income taxation, has engaged in a trade or business, or had a permanent establishment (within the meaning of an applicable tax treaty), within a country other than the United States.

          (iii) There are no proposed, threatened or actual pending assessments, audits, examinations, disputes or requests from a Governmental Authority for filings or information pertaining to Taxes relating to the Company or any of its Subsidiaries (or their predecessors). There are no (A) adjustments under Section 481 of the Code or any similar adjustments with respect to the Company or any Subsidiary (or their predecessors) applicable to the current or any future taxable year of the Company or such

     Subsidiary, (B) waivers or extensions of the statute of limitations with respect to Taxes for which the Company or any Subsidiary could be held liable, or (C)grants by the Company or any Subsidiary of power of attorney to any Person with respect to Taxes for which the Company or any Subsidiary would be liable.

          (iv) During any taxable year for which the applicable statute of limitations on the assessment of Tax against the Company or any of its Subsidiaries remains open, neither the Company nor any of its Subsidiaries (nor any predecessor thereof) has been (A) a "distributing corporation," or a "controlled corporation" in connection with a distribution intended or purported to be governed by Section 355 of the Code, or (B) a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, or a member of a combined, consolidated or unitary group for state, local or foreign Tax purposes, other than such a group the common parent of which is and at all times has been the Company (or TSA Stores, Inc.) or a group that did not include as members entities other than the Company and its Subsidiaries (or TSA Stores, Inc. and its Subsidiaries).

          (v) No Subsidiary of the Company (or predecessor thereof) that is not a United States person, as defined in the Code, is a passive foreign investment company within the meaning of Section 1297 of the Code, and neither the Company nor any Subsidiary is a shareholder, directly or indirectly, in a passive foreign investment company, except, in each case, as is properly reflected in Tax Returns with respect to periods commencing on or after January 31, 2002. No Subsidiary of the Company (or any predecessor thereof) that is not a United States person as defined in the Code (x) is, or at any time has been, engaged in the conduct of a trade or business within the United States or treated as or considered to be so engaged and (y) has, or at any time has had, an investment in "United States property" within the meaning of Section 956(c) of the Code other than investments in United states property that are properly reflected in Tax Returns filed by the Company or its Subsidiaries. Neither the Company nor any Subsidiary is, or at any time has been, impacted by (A) the dual consolidated loss provisions of the Section 1503(d) of the Code, (B) the overall foreign loss provisions of Section 904(f) of the Code, or (C) the recharacterization provisions of Section 952(c)(2) of the Code, except for any such impacts that are properly reflected in Tax Returns filed by the Company or its Subsidiaries.

          (b) (i) To the knowledge of the Company, the Company is not and has not been a United States real property holding corporation at any time during the applicable period specified in Code Section 897(c)(1)(A)(ii), (ii) to the knowledge of the Company, no interest in the stock in the Company constitutes a United States real property interest pursuant to Section 897(c) of the Code, and
(iii) prior to Closing the Company will use commercially reasonable efforts to provide to Parent an affidavit satisfying the requirements of Treasury Regulation Section 1.1445-2(c)(3) in form and substance reasonably satisfactory to Parent.

          (c) It is understood and agreed that the Company does not provide any representations or warranties under this Agreement regarding Taxes, except for those set forth in this SECTION 4.11 or SECTION 4.12.

          Section 4.12  ERISA.

          (a) Section 4.12(a) of the Disclosure Letter sets forth a list identifying as of the date hereof (i) all Employee Benefit Plans and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, health, life, or disability insurance, dependent care, severance and other similar fringe or employee benefit plans or programs maintained or contributed to by the Company or any of its Subsidiaries for the benefit of or relating to any employee or former employee (each such plan or program, an "EMPLOYEE PLAN") and (ii) each Material Employment Agreement; provided, however, that there shall be no obligation to disclose on Section 4.12(a) of the Disclosure Letter any Employee Plan that is not material. The most recent copies of each material Employee Plan and Material Employment Agreement (and, if applicable, related trust agreements) and all amendments thereto have been made available to Parent and Merger Sub together with, to the extent applicable, (A) the two most recent annual reports (Form 5500 including applicable schedules and financial reports) or ERISA alternative compliance statements prepared in connection with any such Employee Plan; (B) the most recent actuarial valuation report prepared in connection with any such Employee Plan; (C) the most recent summary plan description and any summaries of material modifications for each such Employee Plan and (D) the most recent favorable IRS determination letter for each Employee Plan that is intended to be qualified pursuant to Section 401(a) of the Code.

          (b) Neither the Company nor any ERISA Affiliate sponsors, maintains, contributes to or has an obligation to contribute to, has sponsored, maintained, contributed to or been required to contribute to within the last five years, or has any liability (contingent or otherwise) with respect to a pension plan subject to Section 302 of ERISA, Title IV of ERISA or Section 412 of the Code. Neither the Company nor any ERISA Affiliate sponsors, maintains, contributes to or has an obligation to contribute to, has in the last five years sponsored, maintained, contributed to, or incurred an obligation to contribute to, or has any liability (contingent or otherwise) with respect to any multiemployer plan (as defined in Section 3(37) of ERISA) or any plan sponsored by more than one employer within the meaning of Sections 4063 or 4064 of ERISA or Section 413(c) of the Code. There does not now exist, nor do any circumstances exist that could reasonably be expected to result in, any Controlled Group Liability that would be a material liability of the Company or any of its Subsidiaries following the Closing.

          (c)   Each Employee Plan that is intended to be qualified under
Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that such Employee Plan is so qualified, and, to the knowledge of the Company, nothing has occurred since the date of the most recent Internal Revenue Service determination letters that could be reasonably expected to adversely affect the tax-qualified status of any Plan. Each Employee Plan has been maintained in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Employee Plan. No prohibited transaction (as defined in Section 406 of ERISA and
Section 4975 of the Code) has occurred in respect of any Employee Plan.

          (d) There is no contract, agreement, plan or arrangement covering any employee or former employee of the Company or any of its Affiliates that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code.

          (e) No payment, accrual of additional benefits, acceleration of payments or vesting in any benefit under any Employee Plan or Material Employment Agreement will be caused by the Company's entering into this Agreement or by the consummation of the transactions contemplated by this Agreement (either alone or in combination with any other event).

          (f) No Employee Plan that is a welfare benefit plan (within the meaning of Section 3(1) of ERISA) provides benefits to former employees of the Company, other than pursuant to Section 4980B of the Code or any similar state or local law.

          Section 4.13  LABOR MATTERS.

          (a) There is no labor strike, dispute, slowdown, stoppage or lockout actually pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary and since August 4, 2003 there has not been any such action.

          (b) To the knowledge of the Company, no union claims to represent the employees of the Company or any Subsidiary. Neither the Company nor any Subsidiary is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company or any Subsidiary.

          (c) None of the employees of the Company or any Subsidiary are represented by any labor organization and, to the Company's knowledge, there are no current union organizing activities among the employees of the Company or any Subsidiary.

          (d) From the Balance Sheet Date, except as has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company, there is no unfair labor practice charge or complaint against the Company or any Subsidiary pending or, to the knowledge of the Company, threatened before the National Labor Relations Board or any similar state or foreign agency.

          Section 4.14  COMPLIANCE WITH LAWS.

          (a) The Company and each of its Subsidiaries is, and at all times since the Balance Sheet Date has been, in compliance in all material respects with all material Laws applicable to the Company, its Subsidiaries and their respective businesses and activities.

          (b) The Company and each Company Subsidiary has and maintains in full force and effect, and is in compliance with, all Permits necessary for the Company and each Subsidiary to carry on their respective businesses as currently conducted and currently proposed to be conducted, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

          Section 4.15 FINDERS' FEES. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries or Affiliates and that might be entitled to any fee or commission from the Company or any of its Affiliates in connection with the transactions contemplated by this Agreement (other than based on arrangements made by Parent or Merger Sub or any of their respective Affiliates). The Company has provided true and complete copies of all engagement letters or other agreements providing for the payment of the fees and commissions described in Section 4.15 of the Disclosure Letter, and no such letters or agreements have been amended or superseded.

          Section 4.16 ENVIRONMENTAL MATTERS. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company:

          (a) the Company is and has at all times been in compliance in all material respects with all Environmental Laws;

          (b) there has been no Release of Hazardous Substances at any real property that is or was owned or operated by the Company during the period of such ownership or operation;

          (c) no notice, demand, request for information, citation, summons, complaint, order, consent decree, or settlement has been received or entered into by, or to the knowledge of the Company is pending or threatened by any Person against, the Company or any of its Subsidiaries nor has any penalty been assessed against the Company or any such Subsidiary with respect to any alleged violation of any Environmental Law;

          (d) neither the Company nor any of its Subsidiaries has disposed or arranged for the disposal of any Hazardous Substances that has resulted in or reasonably may be expected to result in the Company or any Subsidiary having or incurring any liability under any Environmental Law;

          (e) to the Company's knowledge, no underground tanks or Hazardous Substances are or have been located on real property that is owned or operated by the Company or any of its Subsidiaries nor has the Company or any of its Subsidiaries ever operated an underground tank or used, handled or stored Hazardous Substances except for products and materials held as inventory (and of a nature customarily held by sporting goods stores) and for generally accepted cleaning agents in typical quantities;

          (f) there has been no material written report of any environmental investigation, study, audit, test, review or other analysis conducted of which the Company or any of its Subsidiaries has knowledge and has in its possession or control relating to the business of the Company or such Subsidiary or any real property that is owned or operated by the Company or such Subsidiary that has not been disclosed and made available to Parent and Merger Sub; and

          (g) to the Company's knowledge, neither the Company nor any of its Subsidiaries has agreed to assume, undertake or provide indemnification for any liability of any other Person under any Environmental Law, including any obligation for corrective or remedial action.

          Section 4.17 SUPPLIERS AND RELATIONSHIPS. Set forth in Section 4.17 of the Disclosure Letter is a list of the twenty largest merchandise vendors of the Company and its Subsidiaries based on the dollar value of materials or products purchased by the Company and its Subsidiaries for the fiscal year ended January 29, 2005. Since the Balance Sheet Date, there has not been, and the Company has not received any notice of or threatening, any material change in relations with any of the major suppliers of the Company or its Subsidiaries, the result of which would be material to the Company and its Subsidiaries taken as a whole.

          Section 4.18  CONTRACTS.

          (a) Section 4.18 of the Disclosure Letter contains a complete and accurate list, as of the date hereof, of all Contracts (as hereinafter defined) that are material Contracts within the meaning of Item 601 of Regulation S-K promulgated under the Securities Act or Contracts that the Company's management considers material to the Company and its Subsidiaries, taken as a whole ("MATERIAL CONTRACTS"). All of the Material Contracts are in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. As used herein, "CONTRACTS" means contracts, undertakings, commitments or agreements (other than contracts, undertakings, commitments or agreements for employee benefit matters set forth in Section 4.12(a) of the Disclosure Letter and real property leases set forth in Section 4.20(c) of the Disclosure Letter and any vendor contracts entered into in the ordinary course of business).

          (b) True and complete copies of all written Material Contracts have been either (i) filed as exhibits to the Company's annual report on Form 10-K for the fiscal year ended January 29, 2005 or (ii) delivered or made available to Parent and Merger Sub. Each such Material Contract is a valid and binding obligation of the Company (or the Subsidiaries party thereto) and enforceable against the Company and its Subsidiaries and, to the Company's knowledge, the other parties thereto in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization, arrangement or similar laws affecting creditors' rights generally and by general principles of equity, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

          (c) As of the date hereof, neither the Company nor any of its Subsidiaries is, nor to the knowledge of the Company is any other party, in material breach, default or violation (and no event has occurred or not occurred through the Company's action or inaction or, to the knowledge of the Company, through the action or inaction of any third parties, which with notice or the lapse of time or both could constitute a breach, default or violation) of any term, condition or provision of any Material Contract to which the Company or any of its Subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

          (d) With respect to each of the Company Joint Ventures, all agreements to which the Company or any of its Subsidiaries is a party that contain (i) any change of control provisions, put options or call options related to the interests in such Company Joint Venture, (ii) any rights of first refusal or other similar provisions or (iii) any provisions that are reasonably likely to alter the Company's rights with respect to such Company Joint Venture following consummation of the Merger and other transactions contemplated hereby, in each case, have been disclosed in Section 4.6(a) of the Disclosure Letter and true, correct and complete copies (or descriptions of oral agreements, if any) of such agreements have been made available to Parent and Merger Sub. No Company Joint Venture has any material liability for which the Company or any of its Subsidiaries may be held liable.

          Section 4.19 INTELLECTUAL PROPERTY. Section 4.19 of the Disclosure Letter sets forth the material Intellectual Property of the Company and its Subsidiaries that have been registered with any Governmental Authority (or as to which there are pending applications for registration). With respect to Intellectual Property that is used in the conduct of the business of the Company or any of its Significant Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the
Company:

          (a) the Company and its Subsidiaries own or have a valid right to use all of their material Intellectual Property free and clear of all material Liens (other than Permitted Liens), and there are no agreements or arrangements by which any such Intellectual Property has been licensed to any third parties;

          (b) to the Company's knowledge, no third party is materially infringing the Company's Intellectual Property, the Company and its Subsidiaries are not materially infringing any Intellectual Property of a third party, and the Company and its Subsidiaries are not in default (or with the giving of time or lapse of notice would be in default) on any material license to use their Intellectual Property; and

          (c) no material claim has been asserted against the Company or any of its Subsidiaries and is pending by any Person challenging the ownership or use by the Company or any of its Subsidiaries of their Intellectual Property, and the Company and its Subsidiaries have not asserted any material claims against any third parties challenging the use by third parties of their Intellectual Property.

        Section 4.20  ASSETS AND PROPERTY.

          (a) The Company and its Subsidiaries have good and valid title to or a valid leasehold estate, free and clear of any Liens (other than Permitted Liens), in all real property and personal properties and assets reflected on the Balance Sheet at the Balance Sheet Date or acquired after the Balance Sheet Date (except for properties or assets subsequently sold, including real property leases that are subsequently terminated, in the ordinary course of business).

          (b) Section 4.20(b) of the Disclosure Letter sets forth a true, correct and complete list of all real property owned in fee simple by the Company or any of its Subsidiaries (collectively, the "OWNED REAL PROPERTY"). With respect to each such parcel of Owned Real Property: (i) there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any person the right of use or occupancy of any portion of such parcel other than the Leases (as defined below); and (ii) there are no outstanding rights of first refusal or options to purchase such parcel.

          (c) Section 4.20(c) of the Disclosure Letter sets forth a true, correct and complete list of all of the leases and subleases (the "LEASES") and each leased and subleased parcel of real property in which the Company or any of its Subsidiaries is a tenant, subtenant, landlord or sublandlord (collectively, the "LEASED REAL PROPERTY") and for each Lease indicates: (i) its term and any options to extend the term; and (ii) other than in respect of subleases, closed stores and non-store properties, the current rent payable (including all occupancy costs other than utilities). The Company (either directly or through a Subsidiary) holds a valid and existing leasehold or subleasehold interest or landlord or sublandlord interest as applicable in the Leased Real Property, under each of the Leases listed in Section 4.20(c) of the Disclosure Letter. The Company has delivered or made available to Parent and Merger Sub true, correct and complete copies of each of the Leases, including, without limitation, all material amendments, modifications, side agreements, consents, subordination agreements and guarantees. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the
Company: (A) each Lease is legal, valid, binding, enforceable and in full force and effect; (B) each Lease will continue to be legal, valid, binding, enforceable and in full force and effect on the same terms and conditions following the Effective Time; (C) neither the Company (or its applicable Subsidiary), nor, to the Company's knowledge, any other party to any Lease, has received written notice of a material breach or default under any Lease, and to the Company's knowledge, no event has occurred that, with notice or lapse of time, would constitute a breach or material default by the Company (or such Subsidiary) or permit termination, modification or acceleration under any Lease by any other party thereto; (D) there are no material disputes, oral agreements or rent forbearance programs in effect as to any Lease; (E) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in any Lease; (F) no Lease has been modified in any material respect, except to the extent that such modifications are set forth in the documents previously delivered or made available to Parent and Merger Sub; and (G) each guaranty by the Company or any of its Subsidiaries is in full force and effect and no default has occurred thereunder.

          (d) The Owned Real Property and the Leased Real Property are referred to collectively herein as the "REAL PROPERTY." To the knowledge of the Company, each parcel of Real Property is in material compliance with all existing material Laws applicable to such Real Property. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, (i) the Company has not received written notice of any proceedings in eminent domain, condemnation or other similar proceedings that are pending, and, to the Company's knowledge, there are no such proceedings threatened, affecting any portion of the Real Property and (ii) the Company has not received written notice of the existence of any outstanding writ, injunction, decree, order or judgment or of any pending proceeding, and, to the Company's knowledge, there is no such writ, injunction, decree, order, judgment or proceeding threatened, relating to the ownership, lease, use, occupancy or operation by any person of the Real Property.

          (e) To the knowledge of the Company, there are no violations of any covenants, conditions, restrictions, easements, agreements or orders of any Governmental Authority having jurisdiction over any of the Real Property that affect such Real Property or the use or occupancy thereof other than those that do not, individually or in the aggregate, constitute a Material Adverse Effect on the Company.

          Section 4.21 INSURANCE. Each of the Company and its Subsidiaries maintains insurance policies (the "INSURANCE POLICIES") against all risks of a character and in such amounts as are usually insured against by similarly situated companies in the same or similar businesses. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, (i) each Insurance Policy is in full force and effect and all premiums due thereon have been paid in full; (ii) none of the Insurance Policies will terminate or lapse (or be affected in any other materially adverse manner) by reason of the transactions contemplated by this Agreement; (iii) each of the Company and its Subsidiaries has complied in all material respects with the provisions of each Insurance Policy under which it is the insured party; and (iv) no insurer under any Insurance Policy has canceled or generally disclaimed liability under any such policy and all material claims for which coverage is provided under the Insurance Policies have been filed in a timely fashion.


                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND MERGER SUB

          Parent and Merger Sub hereby jointly and severally represent and warrant to the Company that:

          Section 5.1 CORPORATE EXISTENCE AND POWER. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and authority required to execute and deliver this Agreement and to consummate the Merger and the other transactions contemplated hereby and to perform each of its obligations hereunder. Since their respective dates of organization, neither Parent or Merger Sub has engaged in any activities other than in connection with or as contemplated by this Agreement or in connection with arranging the Financing.

          Section 5.2 CORPORATE AUTHORIZATION. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary Parent and Merger Sub corporate and shareholder action. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due and valid execution and delivery of the Agreement by the Company, constitutes a valid and binding agreement of Parent and Merger Sub, respectively, enforceable against Parent and Merger Sub except (i) as rights to indemnity hereunder may be limited by federal or state securities laws or the public policies embodied therein, (ii) as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally, and (iii) as the remedy of specific performance and other forms of injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          Section 5.3 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement will not require any action by Parent or Merger Sub in respect of, or filing by Parent or Merger Sub with, any Governmental Authority other than (a) the filing of the Certificate of Merger as provided in SECTION 2.1(B), (b) compliance with any applicable requirements of the HSR Act and any applicable Other Antitrust Law and any other Law specified in Section 4.3 of the Disclosure Letter; (c) compliance with the applicable requirements of the Exchange Act; (d) compliance with the applicable requirements of the Securities Act; (e) compliance with any applicable foreign or state securities or Blue Sky laws; and (f) such other items the failure of which to do or be obtained would not reasonably be expected to adversely effect in any material respect, or materially delay, Parent's and Merger Sub's ability to observe and perform their respective obligations hereunder.

          Section 5.4 NON-CONTRAVENTION. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby do not and will not (a) contravene or conflict with the organizational or governing documents of Parent or Merger Sub, (b) assuming compliance with the items specified in
SECTION 5.3, contravene, conflict with or constitute a violation of any provision of Law binding upon Parent or Merger Sub, or (c) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Parent or Merger Sub or to a loss of any material benefit to which Parent or Merger Sub is entitled under any agreement, contract or other instrument.

          Section 5.5 DISCLOSURE DOCUMENTS. None of the information supplied or to be supplied by Parent or Merger Sub specifically for inclusion in the Company Proxy Statement or Schedule 13E-3 will, (a) at the date it is first mailed to shareholders of the Company (in the case of the Company Proxy Statement) or (b) at the time of the Company Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any information so provided by Parent or Merger Sub that subsequently changes or becomes incomplete or incorrect to the extent such changes or failure to be complete or correct are promptly disclosed to the Company and to the further extent that Parent and Merger Sub reasonably cooperate with the Company in preparing, filing or disseminating updated information to the extent required by Law.

          Section 5.6 FINDERS' FEES. There is no investment banker, broker, finder or other intermediary who is entitled to any fee or commission from the Company in connection with the transactions contemplated by this Agreement based on any arrangements made by Parent or Merger Sub or any of their respective Affiliates.

          Section 5.7 FINANCING. Parent and Merger Sub have delivered to the Company financing letters from the following Persons: Green Equity Investors IV, L.P. (the "GEI IV LETTER"), Banc of America Securities LLC and Bank of America, N.A. and TCW/Crescent Mezzanine Management III, LLC and TCW/Crescent Mezzanine Management IV, LLC (collectively, the "FINANCING LETTERS"), which together reflect commitments from such equity investors and financial institutions, in each case subject to the conditions set forth in the respective Financing Letters, sufficient to pay the full Merger Consideration (and all other cash amounts payable pursuant hereto), and all of the related fees and expenses payable by Parent or Merger Sub (or, after the Closing, the Surviving Corporation) in connection with the Merger (the funds necessary to pay the foregoing amounts, the "FINANCING"). Such Financing Letters are in full force and effect and the parties thereto have not withdrawn or indicated an intent to withdraw the commitments made therein. Notwithstanding anything in this Agreement to the contrary, one or more Financing Letters may be superseded at the option of Parent and Merger Sub after the date hereof but prior to the Effective Time by instruments (the "NEW FINANCING LETTERS") which replace existing Financing Letters and/or contemplate co-investment by or financing from one or more other or additional parties; PROVIDED, that the terms of the New Financing Letters shall not (a) expand upon the conditions precedent to the Financing as set forth in the Financing Letters in any respect that would make such conditions less likely to be satisfied, (b) reasonably be expected to delay the Closing or (c) otherwise have an adverse impact on the Company at any time that is prior to the Closing. In such event, the term "FINANCING LETTERS" as used herein shall be deemed to include the Financing Letters that are not so superseded at the time in question and the New Financing Letters to the extent then in effect. There are no conditions precedent or other contingencies related to the funding of the Financing other than as set forth or referred to in the Financing Letters.

          Section 5.8 NO OTHER INFORMATION. Parent and Merger Sub acknowledge that the Company makes no representations or warranties as to any matter whatsoever except as expressly set forth in this Agreement, and specifically (but without limitation) that the Company makes no representation or warranty with respect to any projections, estimates or budgets delivered to or made available to Parent and Merger Sub or to any of their respective Affiliates or any representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company and its Subsidiaries or of the future business and operations of the Company and its Subsidiaries.

          Section 5.9 INTEREST IN COMPETITORS. Neither Parent nor Merger Sub owns any interest(s) (nor do any of their respective Affiliates insofar as such Affiliate-owned interests would be attributed to Parent or Merger Sub under the HSR Act) in any entity or Person that derives a substantial portion of its revenues from a line of business within the Company's principal lines of business.

          Section 5.10 OWNERSHIP OF COMMON SHARES. On the date hereof, neither Parent nor Merger Sub owns any shares of Common Stock of the Company.

          Section 5.11 SOLVENCY OF THE COMPANY FOLLOWING COMPLETION OF THE MERGER. As of the date hereof, to the knowledge of Parent and Merger Sub, immediately following the Effective Time and after giving effect to the Merger and the other transactions contemplated hereby, the Company and each of its Subsidiaries will not (i) be insolvent (either because of its financial condition is such that the sum of its debts is greater than the fair market value of its assets or because the fair saleable value of its assets is less than the amount required to pay its probable liability on its existing debts as they mature), (ii) have unreasonably small capital with which to engage in its business or (iii) have incurred debts beyond its ability to pay as they become due.

          Section 5.12 MANAGEMENT AGREEMENTS. Other than (i) the Contribution and Exchange Agreements, (ii) the stockholders agreement among Parent and the Contributing Holders and (iii) those certain amendments to the Contributing Holders' respective Employment Agreements entered into by the Contributing Holders and Merger Sub in connection with the Contribution and Exchange Agreements, there are no Contracts between Parent and/or Merger Sub, on the one hand, and members of the Company's management on the other hand. None of the foregoing agreements requires any material performance or forbearance by the Contributing Holders prior to the Effective Time.


                                   ARTICLE VI
                            COVENANTS OF THE COMPANY

          Section 6.1 CONDUCT OF THE COMPANY AND SUBSIDIARIES. Except for matters set forth in Section 6.1 of the Disclosure Letter or as otherwise contemplated by or specifically provided in this Agreement, without the prior written consent of Parent and Merger Sub (which consent shall not be unreasonably withheld, conditioned or delayed), from the date hereof to the Effective Time, the Company shall, and shall cause its Subsidiaries to, conduct their respective businesses in the ordinary and usual course consistent with past practice, and shall use its reasonable best efforts (with the reasonable cooperation of Parent and Merger Sub and their Affiliates) to (i) preserve intact its and its Subsidiaries' present business organization and capital structure; (ii) maintain in effect all material Permits that are required for the Company or its Subsidiaries to carry on their respective businesses; (iii) keep available the services of present officers and key employees (as a group); and (iv) maintain the current relationships with its lenders, suppliers and other Persons with which the Company or its Subsidiaries have significant business relationships. Without limiting the generality of the foregoing, and except for matters set forth in Section 6.1 of the Disclosure Letter or as expressly contemplated or permitted by this Agreement, without the prior written consent of Parent and Merger Sub (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall not, and shall not permit its Subsidiaries to (except, in each case, for transactions solely among the Company and its wholly-owned Subsidiaries or among the Company's wholly-owned Subsidiaries):

          (a) (i) enter into any new line of business or discontinue any line of business or (ii) propose or adopt any change in its organizational or governing documents (other than with respect to Company Subsidiaries that are not Significant Subsidiaries);

          (b) merge or consolidate the Company or any of its Subsidiaries with any Person;

          (c) sell, lease or otherwise dispose of a material amount of assets (other than the sale of inventory or the closing of stores in the ordinary course of business) or securities;

          (d) (i) other than in connection with intercompany transactions, incur any third-party indebtedness for borrowed money or guarantee such indebtedness of another Person, except for borrowings under the Company's and its Subsidiaries' existing revolving lines of credit incurred in the ordinary course of business repayable within 180 days without penalty; (ii) make any loans, advances or capital contributions to, or investments in, any other Person, except in the ordinary course of business consistent with past practice or as required by existing contracts set forth in Section 6.1(d) of the Disclosure Letter; (iii) authorize any capital expenditures in excess of $5,000,000 in the aggregate in excess of the capital expenditures set forth in the Company's 2005 and 2006 budget forecasts;

          (e) pledge or otherwise encumber shares of capital stock or other voting securities of the Company or any of its Subsidiaries;

          (f) mortgage or pledge any of its material assets, tangible or intangible, or create any material Lien thereupon (other than Permitted Liens);

          (g) enter into any Contract other than in the ordinary course of business that would be material to the Company and its Subsidiaries, taken as a whole;

          (h) amend, modify or waive in any material respect any material right under any existing Material Contract, except in the ordinary course of business;

          (i) (i) split, combine or reclassify any Company Securities or amend the terms of any Company Securities, (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of Company Securities other than a dividend or distribution by a wholly owned Subsidiary of the Company to its parent corporation in the ordinary course of business, or (iii) issue or offer to issue any Company Securities, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire, any Company Securities, other than in connection with (x) the exercise of Company Options outstanding on the date hereof in accordance with their original terms or as set forth on Section 6.1(i)(iii) of the Disclosure Letter or (y) the withholding of Company Securities to satisfy tax obligations with respect to Company Options or Company Restricted Shares;

          (j) except (x) as required pursuant to existing written agreements or Employee Plans in effect on the date hereof, in each case, that are set forth in Section 4.12(a) of the Disclosure Letter, (y) as specifically permitted by the terms of this Agreement or (z) as otherwise required by Law, (i) enter into any Material Employment Agreement (except for entry into a Material Employment Agreement with respect to promotions of current employees or to the extent necessary to replace a departing employee or to fill an existing vacancy), (ii) adopt or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or employee benefit plan in a manner that materially increases the cost to the Company or
(iii) materially increase in any manner the compensation or fringe benefits of any director, officer or any class of employee, except in the ordinary course of business consistent with past practice (it being understood that (1) the normal salary and bonus review process conducted each year and any resulting increases and (2) bonus payments for fiscal year 2005 shall, in each case, be permitted hereunder);

          (k) except as required by applicable Law or GAAP or in the ordinary course of business, revalue in any material respect any of its assets, including writing down the value of inventory in any material manner or writing-off notes or accounts receivable in any material manner;

          (l) pay, discharge or satisfy any material claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), except (i) as required by Law or existing Contract or (ii) in the ordinary course for an amount less than $1,000,000 individually excluding any amounts which may be paid under existing Insurance Policies;

          (m) (i) make, change or rescind any express or deemed material election relating to Taxes (other than in the ordinary course of business, as required by applicable Law, or as is consistent with past practice), (ii) take any position or adopt any tax accounting method that is inconsistent with methods used in preparing or filing Tax Returns for similar Taxes in prior periods, other than with respect to such items that, in the aggregate, are not material or such actions that are required by Law, (iii) settle or compromise any material Tax liability for an amount in excess of the amount currently reserved in the books and records of the Company for such Tax liability, (iv) enter into any closing or other agreement with respect to any material Tax liability with any Tax authority for an amount in excess of the amount currently reserved in the books and records of the Company for such Tax liability, (v) file or cause to be filed any material amended Tax Return (except as required by applicable Law or as is consistent with past practice), (vi) file or cause to be filed a material claim for refund of Taxes previously paid (except as required by applicable Law or as is consistent with past practice), (vii) agree to an extension of a statute of limitations with respect to the assessment or determination of material Taxes, or (viii) grant any power of attorney with respect to material Taxes;

          (n) make any change in financial accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of the Company and its Subsidiaries, except insofar as may have been required by a change in GAAP or Law (including, without limitation, Regulation S-X of the Exchange Act) and after consulting with the Company's outside accountants;

          (o) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Merger and other than in respect of Company Subsidiaries that are not Significant Subsidiaries);

          (p) alter the corporate structure of ownership of any Significant Subsidiary, through merger, liquidation, reorganization, restructuring or any other fashion;

          (q) settle, pay or discharge, any litigation, investigation, arbitration, proceeding or other claim, liability or obligation except in the ordinary course for an amount less than $1,000,000 individually excluding any amounts which may be paid under existing Insurance Policies; or

          (r)   authorize, agree or commit to do any of the foregoing.

          Section 6.2   STOCKHOLDER MEETING; PROXY MATERIAL.

          (a) The Company shall duly call and hold a meeting of its shareholders (the "COMPANY SHAREHOLDER MEETING") for the purpose of obtaining the approval of this Agreement and the Merger by the Company shareholders in accordance with applicable Law as promptly as reasonably practicable after the SEC clears the Company Proxy Statement and the Schedule 13E-3. In connection with the Company Shareholder Meeting, the Company will (i) as promptly as reasonably practicable prepare and file with the SEC the Company Proxy Statement relating to the Merger and the other transactions contemplated hereby, (ii) respond as promptly as reasonably practicable to any comments received from the SEC with respect to such filings and will provide copies of such comments to Parent and Merger Sub promptly upon receipt, (iii) as promptly as reasonably practicable prepare and file (after Parent and Merger Sub have had a reasonable opportunity to review and comment
on) any amendments or supplements necessary to be filed in response to any SEC comments or as required by Law, (iv) use its reasonable best efforts to have cleared by the SEC and will thereafter mail to its shareholders as promptly as reasonably practicable, the Company Proxy Statement and all other customary proxy or other materials for meetings such as the Company Shareholder Meeting,
(v) to the extent required by applicable Law, as promptly as reasonably practicable prepare, file and distribute to the Company shareholders (in the case of the Company Proxy Statement) any supplement or amendment to the Company Proxy Statement if any event shall occur which requires such action at any time prior to the Company Shareholder Meeting, and (vi) otherwise use commercially reasonable efforts to comply with all requirements of Law applicable to the Company Shareholder Meeting and the Merger. Parent and Merger Sub shall cooperate with the Company in connection with the preparation and filing of the Company Proxy Statement, including furnishing the Company upon request with any and all information as may be required to be set forth in the Company Proxy Statement under the Exchange Act. The Company will provide Parent and Merger Sub a reasonable opportunity to review and comment upon the Company Proxy Statement, or any amendments or supplements thereto, prior to filing the same with the SEC. In connection with the filing of the Company Proxy Statement, the Company and Parent and Merger Sub will cooperate to (i) concurrently with the preparation and filing of the Company Proxy Statement, jointly prepare and file with the SEC the Schedule 13E-3 relating to the Merger and the other transactions contemplated hereby and furnish to each other all information concerning such party as may be reasonably requested in connection with the preparation of the
Schedule 13E-3, (ii) respond as promptly as reasonably practicable to any comments received from the SEC with respect to such filings and will consult with each other prior to providing such response, (iii) as promptly as reasonable practicable after consulting with each other, prepare and file any amendments or supplements necessary to be filed in response to any SEC comments or as required by Law, (iv) to have cleared by the SEC the Schedule 13E-3 and
(v) to the extent required by applicable Law, as promptly as reasonably practicable prepare, file and distribute to the Company stockholders any supplement or amendment to the Schedule 13E-3 if any event shall occur which requires such action at any time prior to the Stockholders Meeting.

          (b) Subject to SECTION 6.4, the Company Proxy Statement will contain the recommendation of the Board of Directors of the Company that the shareholders of the Company adopt this Agreement and the Merger (the "RECOMMENDATION") and the Company shall use reasonable best efforts to solicit the adoption and approval of this Agreement by the Company stockholders.

          Section 6.3   ACCESS TO INFORMATION; COOPERATION IN FINANCING.

          (a) Subject to applicable Law, the Company will provide and will cause its Subsidiaries and its and their respective Representatives to provide Parent and Merger Sub and their respective authorized representatives, during normal business hours and upon reasonable advance notice (i) such access to the offices, properties, books and records of the Company and such Subsidiaries (so long as such access does not unreasonably interfere with the operations of the Company) as Parent or Merger Sub reasonably may request and (ii) all documents that Parent or Merger Sub reasonably may request. Notwithstanding the foregoing, Parent, Merger Sub and their representatives shall not have access to any books, records and other information the disclosure of which would, in the Company's good faith opinion after consultation with legal counsel, result in the loss of attorney-client privilege with respect to such books, records and other information.

          (b) The Company will and will cause its Subsidiaries to and will request their respective representatives to reasonably cooperate with Parent, Merger Sub and their authorized representatives in connection with the arrangement of the Financing, including (i) participation in meetings, (ii) furnishing information (including any financial statements) required to be included in the preparation of offering memoranda, private placement memoranda, prospectuses and similar documents and (iii) cooperation in respect of the preparation of any underwriting or placement agreements, pledge and security documents, other definitive financing documents, including a certificate of the chief financial officer of the Company with respect to solvency matters, comfort letters of accountants and legal opinions as reasonably may be requested by Parent or Merger Sub; PROVIDED, that any information provided to Parent or Merger Sub pursuant to this SECTION 6.3 shall be subject to the Confidentiality Agreement; and PROVIDED, FURTHER, that the Company shall not be required to incur any significant expenses or become subject to any significant obligations relating to such activities prior to the Closing.

          Section 6.4   SOLICITATION.

          (a) During the period beginning on the date of this Agreement and continuing until 12:01 a.m. (EST) on the 21st day after the date of this Agreement (the "EXCLUSIVITY PERIOD START DATE"), the Company and its Subsidiaries and their respective officers, directors, employees, agents, advisors, affiliates and other representatives (such Persons, together with the Subsidiaries of the Company, collectively, the "COMPANY REPRESENTATIVES") shall have the right (acting under the direction of the Special Committee) to: (i) initiate, solicit and encourage Company Acquisition Proposals (as hereinafter defined), including by way of providing access to non-public information pursuant to (but only pursuant to) one or more Acceptable Confidentiality Agreements (as hereinafter defined); PROVIDED that the Company shall promptly provide to Parent and Merger Sub any material non-public information concerning the Company or its Subsidiaries that is provided to any Person given such access which was not previously provided to Parent and Merger Sub; and (ii) enter into and maintain or continue discussions or negotiations with respect to Company Acquisition Proposals or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations.

          (b) Subject to SECTION 6.4(C), and except as may relate to any Person or group of related Persons from whom the Company has received, after the date hereof and prior to the Exclusivity Period Start Date, a written indication of interest that the Board of Directors of the Company (acting through the Special Committee if such committee still exists) believes in good faith is bona fide and could reasonably be expected to result in a Superior Proposal (as hereinafter defined) (each such Person or group, an "EXCLUDED PARTY"), from the Exclusivity Period Start Date until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article X, the Company shall not, and shall not direct, authorize or permit any of the Company Representatives, and shall be responsible for noncompliance with the following provisions by any of the foregoing, to, directly or indirectly, (A) initiate, solicit or encourage

(including by way of providing information) the submission of any inquiries, proposals or offers or any other efforts or attempts that constitute or may reasonably be expected to lead to, any Company Acquisition Proposal or engage in any discussions or negotiations with respect thereto or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations or (B) accept a Company Acquisition Proposal or enter into any agreement or agreement in principle (other than an Acceptable Confidentiality Agreement) providing for or relating to a Company Acquisition Proposal or enter into any agreement or agreement in principle requiring the Company to abandon, terminate or fail to consummate the transactions contemplated hereby or breach its obligations hereunder. Subject to SECTION 6.4(C) and except as may relate to an Excluded Party, on the Exclusivity Period Start Date the Company shall immediately cease and cause to be terminated any existing solicitation, encouragement, discussion or negotiation with any Persons conducted theretofore by the Company or any Company Representatives with respect to any Company Acquisition Proposal. Notwithstanding anything to the contrary contained herein, the Company (A) shall not, and shall not permit any of the Company Representatives to, provide any non-public information to any Excluded Party without first entering into an Acceptable Confidentiality Agreement and
(B) will promptly provide to Parent and Merger Sub any material non-public information concerning the Company or its Subsidiaries provided to any Excluded Party which was not previously provided to Parent and Merger Sub.

          (c) Notwithstanding anything to the contrary contained in SECTION 6.4(B), if at any time prior to obtaining Company Stockholder Approval, (i) the Company has otherwise complied with its obligations under this SECTION 6.4 and the Company has received a written Company Acquisition Proposal from a third party that the Board of Directors of the Company (acting through the Special Committee if such committee still exists) believes in good faith to be bona fide, (ii) the Board of Directors of the Company (acting through the Special Committee if such committee still exists) determines in good faith, after consultation with its independent financial advisors and outside counsel, that such Company Acquisition Proposal constitutes or could reasonably be expected to result in a Superior Proposal and (iii) after consultation with its outside counsel, the Board of Directors of the Company (acting through the Special Committee if such committee still exists) determines in good faith that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law, then the Company may (x) furnish information with respect to the Company and its Subsidiaries to the Person making such Company Acquisition Proposal and (y) participate in discussions or negotiations with the Person making such Company Acquisition Proposal regarding such Company Acquisition Proposal; PROVIDED, that the Company (A) will not, and will not allow Company Representatives to, disclose any non-public information to such Person without entering into an Acceptable Confidentiality Agreement, (B) will promptly provide to Parent and Merger Sub any material non-public information concerning the Company or its Subsidiaries provided to such other Person which was not previously provided to Parent and Merger Sub and (C) will promptly notify Parent and Merger Sub in the event it receives such Company Acquisition Proposal, including the material terms and conditions thereof and the identity of the party making such proposal or inquiry, and shall keep Parent and Merger Sub reasonably informed as to the status and any material developments concerning the same, including furnishing copies of any such written inquiries, correspondence, draft documentation and written summaries of any material oral inquiries or discussions. Nothing contained in this SECTION 6.4(C) shall prohibit the

Company or the Board of Directors of the Company (in each case, acting through the Special Committee if such committee still exists) from taking and disclosing to the Company's stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making any other disclosure required by applicable Law.

          (d) Neither the Board of Directors of the Company nor any committee thereof shall directly or indirectly (i) (A) withdraw (or modify in a manner adverse to Parent or Merger Sub), or publicly propose to withdraw (or modify in a manner adverse to Parent or Merger Sub), the approval, recommendation or declaration of advisability by such Board of Directors or any such committee thereof of this Agreement, or the Merger or the other transactions contemplated by this Agreement or (B) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any alternative Company Acquisition Proposal, including any Permitted Alternative Agreement (as hereinafter defined) (any action described in this CLAUSE (I) being referred to as an "ADVERSE RECOMMENDATION CHANGE") or (ii) approve or recommend, or publicly propose to approve or recommend, or allow the Company or any of its Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement constituting or related to, or that is intended to or could reasonably be expected to lead to, any Company Acquisition Proposal (other than an Acceptable Confidentiality Agreement and, to the extent a Company Acquisition Proposal involves the issuance of securities to stockholders of the Company, other than an appropriate confidentiality agreement that allows the Company to receive and review confidential information with respect to a proposed issuer of any such securities) (a "COMPANY ACQUISITION AGREEMENT"); PROVIDED, that the Company shall not be prohibited from terminating this Agreement and entering into a Permitted Alternative Agreement in accordance with SECTION 10.1(E). Notwithstanding the foregoing, at any time prior to obtaining Company Stockholder Approval, the Board of Directors of the Company (acting through the Special Committee if such committee still exists) may make an Adverse Recommendation Change if such Board of Directors determines in good faith (after consultation with its independent financial advisors and outside counsel) that failure to take such action would be inconsistent with its fiduciary duties to the stockholders of the Company under applicable Law.


          (e) From and after the date hereof, the Company shall provide notice promptly to Parent and Merger Sub of any resolution to take any of the actions described in this SECTION 6.4 or to terminate this Agreement pursuant to
SECTION 10.1(E).

          (f)   As used in this Agreement, the term:

                (i) "ACCEPTABLE CONFIDENTIALITY AGREEMENT" means a confidentiality and standstill agreement that contains provisions that are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement; PROVIDED, HOWEVER, that an Acceptable Confidentiality Agreement may include provisions that are less favorable to the Company than those contained in the Confidentiality Agreement so long as the Company offers to amend the Confidentiality

     Agreement, concurrently with execution of such Acceptable Confidentiality Agreement, to include substantially similar provisions for the benefit of LGP;

               (ii) "COMPANY ACQUISITION PROPOSAL" means any inquiry, proposal or offer from any Person or group of Persons other than Parent, Merger Sub or their respective Affiliates relating to any direct or indirect acquisition or purchase of a business that constitutes 25% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, or 25% or more of the outstanding Company Securities, any tender offer or exchange offer that if consummated would result in any Person or group of Persons beneficially owning 25% or more of the outstanding Company Securities, or any merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any Subsidiary or Subsidiaries of the Company whose business constitutes 25% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole); (iii) "SUPERIOR PROPOSAL" means a Company Acquisition Proposal (but changing the references to "25% or more" in the definition of "Company Acquisition Proposal" to "50% or more") which the Board of Directors of the Company (acting through the Special Committee if it still exists) in good faith determines (based on such matters as it deems relevant, including the advice of its independent financial advisor and outside counsel), would, if consummated, result in a transaction that is more favorable from a financial point of view to the stockholders of the Company, (in their capacities as stockholders) than the transactions contemplated hereby.


                                   ARTICLE VII
                       COVENANTS OF PARENT AND MERGER SUB

          Section 7.1 VOTING OF SHARES. Each of Parent and Merger Sub agree to vote all Common Shares beneficially owned by it, and to cause all Common Shares beneficially owned by any of their respective Affiliates that are (i) controlled by Parent or Merger Sub or (ii) members of the Company's Board of Directors to be voted, in favor of adoption of this Agreement at the Company Shareholder Meeting.

          Section 7.2   DIRECTOR AND OFFICER LIABILITY.

          (a) The Surviving Corporation shall comply with all of the Company's and its respective Subsidiaries' obligations to indemnify and hold harmless (including any obligations to advance funds for expenses) (i) the present and former officers and directors thereof against any and all costs or expenses (including reasonable attorneys' fees and expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative ("DAMAGES"), arising out of, relating to or in connection with any acts or omissions occurring or alleged to occur prior to or at the Effective Time to the extent provided under the Company's or such Subsidiaries' respective organizational and governing documents or agreements in effect on the date hereof, including, without limitation, the adoption and approval of this Agreement, the Merger or the other transactions contemplated by this

Agreement or arising out of or pertaining to the transactions contemplated by this Agreement; and (ii) such persons and any other present or former employee of the Company against any and all Damages arising out of acts or omissions in connection with such persons serving as an officer, director or other fiduciary in any entity if such service was at the request or for the benefit of the Company or any of its Subsidiaries. Such obligations shall survive the Merger and shall continue in full force and effect in accordance with the terms of the Surviving Corporation's articles of incorporation and bylaws from the Effective Time until the expiration of the applicable statue of limitations with respect to any claims against such directors or officers arising out of such acts or omissions. Any determination required to be made with respect to whether the conduct of an individual seeking indemnification has complied with the standards set forth under applicable Law shall be made by independent counsel mutually acceptable to the Surviving Corporation and such individual. For a period of six years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the current policies of officers' and directors' liability insurance maintained on the date hereof by the Company and its respective Subsidiaries (the "CURRENT POLICIES"); PROVIDED, HOWEVER, that the Surviving Corporation may, and in the event of the cancellation or termination of such policies shall, substitute therefor policies with reputable and financially sound carriers providing at least the same coverage and amount and containing terms and conditions that are no less favorable to the covered persons (the "REPLACEMENT POLICIES") in respect of claims arising from facts or events that existed or occurred prior to or at the Effective Time under the Current Policies; PROVIDED, FURTHER, HOWEVER, that in no event will the Surviving Corporation be required to expend annually in excess of 300% of the annual premium currently paid by the Company under the Current Policies; PROVIDED, FURTHER, HOWEVER, that in lieu of the foregoing insurance coverage, Parent may direct the Company to purchase "tail" insurance coverage that provides coverage no less favorable than the coverage described above, PROVIDED that the Company shall not be required to pay any amounts in respect of such coverage prior to the Closing.

          (b) This SECTION 7.2 shall survive the consummation of the Merger and is intended to be for the benefit of, and shall be enforceable by, present or former directors or officers of the Company or its Subsidiaries, their respective heirs and personal representatives and shall be binding on the Surviving Corporation and its successors and assigns, and the agreements and covenants contained herein shall not be deemed to be exclusive of any other rights to which any such present or former director or officer is entitled, whether pursuant to Law, contract or otherwise. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors' and officers' insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries or their respective officers, directors and employees, it being understood and agreed that the indemnification provided for in this SECTION 7.2 is not prior to or in substitution for any such claims under any such policies.

          (c) If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity or (ii) transfers or conveys substantially all of its properties and assets to any person, then and in each case to the extent reasonably necessary, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this SECTION 7.2.

          Section 7.3 FINANCING EFFORTS. Parent and Merger Sub shall use all reasonable best efforts to obtain the Financing contemplated by the Financing Letters. Parent and Merger Sub shall not, without the prior written consent of the Company (approved by the Special Committee), amend, modify or supplement (including in the definitive documents) (i) any of the conditions or contingencies to funding contained in the Financing Letters or (ii) any other provision of the Financing Letters, in either case to the extent such amendment, modification or supplement would have the effect of amending, modifying or supplementing the conditions or contingencies to funding in a manner adverse to the Company or the holders of Common Shares. In the event that any portion of the Financing contemplated by the Financing Letters becomes unavailable otherwise than due to the material breach of representations and warranties or covenants of the Company or a failure of a condition to be satisfied by the Company, Parent and Merger Sub will use all reasonable best efforts to arrange alternative Financing from the same or other sources on terms and conditions not materially less favorable to Parent and Merger Sub than those contained in the Financing Letters as of the date hereof. Parent and Merger Sub shall use all reasonable best efforts to satisfy on or before the Closing all requirements of the definitive agreements pursuant to which the Financing will be obtained. Parent and Merger Sub shall keep the Company reasonably apprised of material developments relating to the Financing.

          Section 7.4 SOLVENCY OPINION. The parties shall, at the expense of the Surviving Corporation, retain a nationally recognized investment banking or valuation firm to render a solvency opinion of customary scope and substance as of the Closing to the Boards of Directors of the Company, Parent and Merger Sub.


                                  ARTICLE VIII
                            COVENANTS OF THE PARTIES

          The parties hereto agree that:

          Section 8.1 REASONABLE BEST EFFORTS. Subject to the terms and conditions of this Agreement (including SECTION 6.4), each party will use its reasonable best efforts to take, or cause to be taken, all actions, to file, or cause to be filed, all documents and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including obtaining all necessary consents, waivers, approvals, authorizations, Permits or orders from all Governmental Authorities or other Persons; PROVIDED, HOWEVER, that in no event shall the Company or any of its Subsidiaries be required to pay prior to the Effective Time any fee, penalties or other consideration to any landlord or other third party to obtain any consent or approval required for the consummation of the Merger under any real estate leases or other material contracts (other than de minimis amounts or if Parent and Merger Sub have provided adequate assurance of repayment). Each party shall also refrain from taking, directly or indirectly, any action that would be reasonably likely to result in a failure of any of the conditions to the Merger in this Agreement being satisfied or restrict such party's ability to consummate the Merger and the other transactions contemplated hereby. Without limiting the foregoing, the parties shall use their respective reasonable best efforts to (i) to take all action necessary so that no takeover, anti-takeover, moratorium, "fair price," "control share" or other similar Law is or becomes applicable to the Merger or any of the other transactions contemplated by this Agreement and
(ii) if any such Law is or becomes applicable to any of the foregoing, to take all action necessary so that the Merger and the other transactions contemplated by this

Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement.

               Section 8.2   CERTAIN FILINGS.

          (a) The parties shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from any parties to any Contracts, in connection with the consummation of the transactions contemplated by this Agreement and (ii) in seeking and obtaining any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Company Proxy Statement or the Schedule 13E-3; PROVIDED, HOWEVER, that the conditions to the parties' respective obligations to consummate the transactions contemplated hereby shall be limited to those conditions specified in Article IX. The parties shall have the right to review in advance, and to the extent reasonably practicable each will consult the other on, all the information relating to the other and each of their respective Subsidiaries that appears in any filing made with, or written materials submitted to, any Governmental Authority in connection with the Merger and the other transactions contemplated by this Agreement. Each of the Company and Parent shall promptly notify and provide a copy to the other party of any substantive written communication received from any Governmental Authority with respect to any filing or submission or with respect to the Merger and the other transactions contemplated by this Agreement. Each of the Company and Parent shall give the other reasonable prior notice of any substantive communication with, and any proposed understanding, undertaking or agreement with, any Governmental Authority regarding any such filing or any such transaction. Neither the Company nor Parent shall, nor shall they permit their respective representatives to, participate independently in any meeting or engage in any substantive conversation with any Governmental Authority in respect of any such filing, investigation or other inquiry without giving the other party prior notice of such meeting or conversation and without giving, unless prohibited by such Governmental Authority, the opportunity of the other party to attend or participate. The parties to this Agreement will consult and cooperate with one another in connection with any analyses, appearance, presentations, memoranda, briefs, arguments, opinions, and proposals made or submitted by or on behalf of any party to this Agreement in connection with proceedings under or related to the HSR Act or Other Antitrust Laws.

          (b) The parties (i) shall use their respective reasonable best efforts to take or cause to be taken (A) all actions necessary, proper or advisable by such party with respect to the prompt preparation and filing with the SEC of the Company Proxy Statement and the Schedule 13E-3, (B) such actions as may be required to have the Company Proxy Statement and any related materials cleared by the SEC as promptly as reasonably practicable, and (C) such actions as may be required to be taken under the Exchange Act and state securities or applicable Blue Sky Laws in connection with the Merger; and (ii) shall promptly prepare and file all necessary documentation, effect all necessary applications, notices, petitions and filings, and use all reasonable efforts to obtain all material Permits from any Governmental Authorities necessary to consummate the Merger (including, without limitation, any filing under the HSR Act or any applicable Other Antitrust Law), including (1) responding as promptly as practicable to any inquiries from the Federal Trade Commission and the Antitrust Division of the Department of

Justice for additional information or documentation; and (2) complying with the requirements of, and responding as promptly as reasonably practicable to all inquiries and requests received from any Governmental Authority in connection with, the HSR Act or Other Antitrust Laws related to the Merger or the other transactions contemplated by this Agreement.

          Section 8.3 PUBLIC ANNOUNCEMENTS. So long as this Agreement is in effect, the parties will consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except for any press release or public statement as may be required by applicable Law or any listing agreement with the New York Stock Exchange, will not issue any such press release or make any such public statement without the consent of the other parties (not to be unreasonably delayed, conditioned or withheld).

          Section 8.4 FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company.

          Section 8.5 NOTICES OF CERTAIN EVENTS. Each of the parties hereto shall use reasonable best efforts to promptly notify the other party of:

          (a) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would reasonably be expected to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect;

          (b) any failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy, or the occurrence or nonoccurrence of any event, the occurrence or nonoccurrence of which would reasonably be expected to cause the failure by such party to comply with or satisfy, any covenant, condition or agreement to be complied with or satisfied by it hereunder;

          (c) the receipt by such party of any notice or other communication from any Person alleging that the consent of such Person, which consent is or could reasonably be expected to be material to the Company and its Subsidiaries or the operation of their businesses, is or may be required in connection with the transactions contemplated by this Agreement;

          (d) the receipt by such party of any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

          (e) its learning of any actions, suits, claims, investigations or proceedings commenced against, or affecting such party that, if they were pending on the date of this Agreement, would have been required to be disclosed pursuant to this Agreement or which relate to the consummation of the transactions contemplated by this Agreement.

          Section 8.6 DISPOSITION OF LITIGATION. The Company will keep Parent and Merger Sub reasonably apprised of all important developments relating to, and consult with Parent and Merger Sub with respect to, any action by any third party to restrain or prohibit or otherwise oppose the Merger or the other transactions contemplated by this Agreement and, subject to SECTION 6.4, will use reasonable best efforts to resist any such effort to restrain or prohibit or otherwise oppose the Merger or the other transactions contemplated by this Agreement. Parent and Merger Sub may participate in (but not control) the defense of any stockholder litigation against the Company and its Directors relating to the transactions contemplated by this Agreement at Parent and Merger Sub's sole cost and expense (subject to SECTION 10.2). In addition, subject to
SECTION 6.4, the Company will reasonably cooperate with Parent and Merger Sub to resist any such effort to restrain or prohibit or otherwise oppose the Merger or the other transactions contemplated by this Agreement.

          Section 8.7   EMPLOYEE MATTERS.

          (a) For all purposes (other than benefit accrual under final average pay defined benefit pension plans) under the employee benefit plans of the Parent and its Subsidiaries providing benefits to each current and former employee of the Company and its Subsidiaries ("COMPANY EMPLOYEES") after the Effective Time (the "NEW PLANS"), except as would result in a duplication of benefits, each Company Employee shall be credited with all years of service for which such Company Employee was credited before the Effective Time under any similar Employee Plans. In addition and without limiting the generality of the foregoing: (i) each Company Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan replaces coverage under a comparable Employee Plan in which such Company Employee participated immediately before the Effective Time (such plans, collectively, the "OLD PLANS"); and (ii) for purposes of each New Plan providing medical, dental, disability, pharmaceutical and/or vision benefits to any Company Employee, Parent shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee's participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

          (b) For a period of one year from the Effective Time, Parent shall honor, fulfill and discharge the Company's and its Subsidiaries' obligations under the severance plans listed on Section 8.7(b) of the Disclosure Letter without any amendment or change that is adverse to the Company Employees. During the period specified above, severance benefits offered to Company Employees shall be determined without taking into account any reduction after the Effective Time in the compensation paid to Company Employees and used to determine severance benefits.

          Section 8.8 CONFIDENTIALITY AGREEMENT. The parties acknowledge that the Company, and LGP entered into the Confidentiality Agreement, which agreement shall be deemed incorporated herein as if it were set forth in its entirety, and the Confidentiality Agreement shall continue in full force and effect in accordance with its terms until the earlier of (a) the Effective Time or (b) the expiration of the Confidentiality Agreement according to its terms.


                                   ARTICLE IX
                            CONDITIONS TO THE MERGER

          Section 9.1 CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction of the following conditions:

          (a) This Agreement shall have been approved by the Requisite Shareholder Vote;

          (b) Any applicable waiting period under the HSR Act (and any extension thereof) relating to the Merger shall have expired or been terminated; and

          (c) No Law shall be in effect which prohibits, restrains or renders illegal the consummation of the Merger.

          Section 9.2 CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or valid waiver of the following further conditions:

          (a) (i) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time; (ii) the representations and warranties (A) set forth in
SECTION 4.5 shall be true and correct in all respects (except for inaccuracies that are de minimis in the aggregate) as of the Effective Time as if made at and as of such time and (B) set forth in ARTICLE IV, other than those described in clause (A) above, shall be true and correct as of the date of the Effective Time as if made at and as of such time (without giving effect to any qualification as to "materiality" or "Material Adverse Effect" set forth therein), except in the case of this CLAUSE (B) where the failure to be so true and correct does not constitute a Material Adverse Effect on the Company, PROVIDED that representations made as of a specific date shall be required to be so true and correct (subject to such qualifications) as of such date only; and (iii) Parent and Merger Sub shall have received a certificate signed by a senior officer of the Company attesting to (i) and (ii) above;

          (b) Parent and Merger Sub have obtained the Financing (other than the equity financing described in the GEI IV Letter); PROVIDED, that the condition set forth in this SECTION 9.2(B) shall be deemed waived if the failure to satisfy such condition arises out of or results from a willful breach by Parent or Merger Sub of their respective obligations under SECTION 7.3; and

          (c) the aggregate number of shares of Common Stock at the Effective Time, the holders of which have demanded appraisal of their shares from the Company in accordance with the provisions of Section 262 of the Delaware Corporate Law, shall not equal 15% or more of the Common Stock outstanding as of the record date for the Stockholder Meeting.

          Section 9.3 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligation of the Company to consummate the Merger is subject to the satisfaction or valid waiver of the following further conditions:

          (a) Parent and Merger Sub shall have performed in all material respects all of their respective obligations hereunder required to be performed by them at or prior to the Effective Time;

          (b) the representations and warranties of Parent and Merger Sub contained in this Agreement and in any certificate or other writing delivered by them pursuant hereto that are qualified as to materiality shall be true and correct in accordance with their terms as of date of this Agreement and as of the Effective Time as if made at and as of such time and those which are not so qualified will be true and correct in all material respects as of date of this Agreement and as of the Effective Time as if made at and as of such time (provided that representations made as of a specific date shall be required to be true as of such date only); and

          (c) the Company shall have received a certificate signed by a senior officer of Parent and Merger Sub attesting to (a) and (b) above.


                                    ARTICLE X
                                   TERMINATION

          Section 10.1 TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any prior approval of this Agreement by the shareholders of the Company):

          (a) by mutual written consent of the Company, on the one hand, and Parent and Merger Sub, on the other hand;

          (b)   by either the Company or Merger Sub, if:

               (i) the Merger has not been consummated by the End Date, provided that the failure of the Merger to be consummated by such date is not the result of, or caused by, the failure of the party seeking to exercise such termination right to fulfill any of its obligations under this Agreement;

               (ii) there shall be any final and nonappealable Law that makes consummation of the Merger illegal or otherwise prohibited; PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to this SECTION 10.1(B)(II) shall not be available to any party whose breach of any provision of this Agreement results in the application or imposition of such Law; or

               (iii) at the Company Shareholder Meeting or any adjournment thereof at which this Agreement has been voted upon, the Company shareholders fail to approve this Agreement by the Requisite Shareholder Vote;

          (c) by the Company, if a breach of or failure to perform any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement shall have occurred which would cause any of the conditions set forth in SECTIONS 9.3(A) or (B) not to be satisfied, and such condition is incapable of being satisfied by the End Date; PROVIDED, HOWEVER, that the Company is not then in material breach of this Agreement;

          (d)   by Parent or Merger Sub, if:

               (i) a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement shall have occurred which would cause any of the conditions set forth in SECTION 9.2(A) not to be satisfied, and such condition is incapable of being satisfied by the End Date; PROVIDED, HOWEVER, that neither Parent nor Merger Sub is then in material breach of this Agreement;

               (ii) the Board of Directors of the Company shall make an Adverse Recommendation Change or approve a resolution or authorize or agree to do so; or

               (iii) the Company shall have entered into a Company Acquisition Agreement;

          (e) by the Company, at any time prior to obtaining the Requisite Shareholder Vote, upon the Board of Directors of the Company (acting through the Special Committee but only if such committee still exists) resolving to enter into, subject to the terms of this Agreement, including SECTION 6.4, a definitive agreement containing a Company Acquisition Proposal; PROVIDED, that
(i) the Board of Directors of the Company (acting through the Special Committee but only if such committee still exists) shall not so resolve unless (A) the Company shall have complied with its obligations under SECTION 6.4, (B) the Board of Directors of the Company shall have determined in good faith (after consultation with its independent financial advisors and outside counsel) that such Company Acquisition Proposal constitutes a Superior Proposal and the failure to take such action is inconsistent with the fiduciary duties of the Board of Directors of the Company to the shareholders of the Company under applicable Law, and (C) the Company shall have substantially negotiated and documented the terms of such Company Acquisition Proposal; (ii) immediately following the Board of Directors of the Company (acting through the Special Committee) so resolving, the Company shall have so notified Parent and provided to Parent in writing the identity of the Person making, and the final terms and conditions of, such Company Acquisition Proposal; and (iii) the Company shall have the right to enter into such a definitive agreement (a "PERMITTED ALTERNATIVE AGREEMENT") so long as (A) the effectiveness of such agreement is conditioned upon the Company complying with its obligations under SECTION 10.2,
(B) the effectiveness of such agreement is conditioned upon the termination of this Agreement pursuant to this SECTION 10.1(E) and (C) immediately following the execution of such agreement, a copy of such agreement and all related agreements, exhibits, schedules and other documents are delivered to Parent and Merger Sub.

The party desiring to terminate this Agreement pursuant to Sections 10.1(B) through (E) shall give written notice of such termination to the other party in accordance with SECTION 11.1 of this Agreement; PROVIDED, HOWEVER, that no termination by the Company shall be effective unless and until the Company shall have paid any amounts required to be paid by the Company pursuant to SECTION 10.2.


          Section 10.2 TERMINATION FEE. Notwithstanding any other provision of this Agreement, if this Agreement is terminated pursuant to either SECTION 10.1(D)(III) or SECTION 10.1(E), then the Company shall immediately pay to Parent and Merger Sub, collectively, a break-up fee of $30,000,000 (the "TERMINATION Fee"). In addition, if this Agreement is terminated pursuant to
SECTION 10.1(B)(III), then the Company shall immediately pay to Parent and Merger Sub, collectively, all of Parent's and Merger Sub's actual and reasonably documented out-of-pocket expenses and fees (including reasonable attorneys' fees) actually incurred by Parent, Merger Sub and their respective Affiliates on or prior to the termination of this Agreement in connection with the transactions contemplated by this Agreement, which amount shall not be greater than $5,000,000 (the "PARENT EXPENSES"); PROVIDED that, if Parent's and Merger Sub's actual and reasonably incurred and documented out-of-pocket expenses exceed $5,000,000 as a result of their good faith efforts to satisfy the conditions set forth in ARTICLE IX and their compliance with the covenants and agreements set forth in this Agreement, then the Company shall negotiate in good faith with Parent with respect to increasing the amount of such expenses that are reimbursed by the Company . Notwithstanding the foregoing, if this Agreement is terminated pursuant to SECTION 10.1(B)(III) and at the time of the Company Stockholder Meeting a Company Acquisition Proposal has been made public and not withdrawn, then in the event that, within twelve months after such termination, either (A) the acquisition of more than 50% of the voting securities of the Company occurs or (B) the Company enters into a definitive agreement in respect of such a transaction, which transaction is subsequently consummated (whether within the twelve month period described above or thereafter), then in either case the Company shall immediately pay to Parent and Merger Sub, collectively, the Termination Fee (less the amount of any Parent Expenses previously paid by the Company to Parent and Merger Sub). The parties hereto agree that the Termination Fee is not a penalty, but rather is liquidated Damages in a reasonable amount that will compensate Parent and Merger Sub for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision. The parties further agree that in the event any payment of the Termination Fee is made by the Company to Parent and Merger Sub pursuant to this SECTION 10.2, the Termination Fee paid shall be the exclusive remedy available to Parent and Merger Sub and, upon payment of such amounts by the Company, the Company shall have no further liability to Parent or Merger Sub hereunder.

          Section 10.3 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to SECTION 10.1, this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of the Company, Parent, Merger Sub or their respective Subsidiaries or Affiliates, except (i) SECTIONS 10.2, 10.3, 11.1, 11.4, 11.6 and 11.11 will survive the termination hereof and (ii) with respect to any liabilities for Damages incurred or suffered by a party as a result of the willful and material breach by any other party of any of its representations, warranties, covenants or other agreements set forth in this Agreement.

                                   ARTICLE XI
                                  MISCELLANEOUS

          Section 11.1 NOTICES. All notices, requests and other communications to any part hereunder shall be in writing (including facsimile or similar writing) and shall be given:

               if to Parent or Merger Sub, to:

               Slap Shot Holdings Corp.
               11111 Santa Monica Blvd.
               Suite 2000
               Los Angeles, California 90025
               Attention:  Jonathan A. Seiffer
               Fax:  (310) 954-0404

               and

               SAS Acquisition Corp.
               11111 Santa Monica Blvd.
               Suite 2000
               Los Angeles, California 90025
               Attention:  Jonathan A. Seiffer
               Fax:  (310) 954-0404

               with copies (which shall not constitute notice) to:

               Gibson, Dunn & Crutcher LLP
               333 South Grand Avenue
               Los Angeles, California 90071
               Attention:  Jennifer Bellah Maguire, Esq.
               Fax:  (213) 229-7520

               if to the Company, to:

               The Sports Authority, Inc.
               1050 W. Hampden Avenue
               Englewood, Colorado 80110
               Attention: General Counsel
               Fax:  (720) 475-2188

               with a copy (which shall not constitute notice) to:

               Wachtell, Lipton, Rosen & Katz
               51 West 52nd Street
               New York, New York 10019
               Attention:  Richard D. Katcher, Esq.
                          Trevor S. Norwitz, Esq.
               Fax:  (212) 403-2000
or such other address or facsimile number as such party may hereafter specify for by notice to the other parties hereto. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the facsimile number specified above and electronic confirmation of transmission is received or (ii) if given by any other means, when delivered at the address specified in this SECTION 11.1.

          Section 11.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall survive until (but not beyond) the Effective Time. None of the representations and warranties herein shall be considered modified, vitiated or waived in regard to any matter by any due diligence review or research conducted by or on behalf of Parent or Merger Sub, unless such matter is contained in the Disclosure Letter or an amendment to such representation and warranty adopted pursuant to SECTION 11.3(A). This SECTION
11.2 shall not limit any covenant or agreement of the parties that by its terms contemplates performance in whole or in part after the Effective Time.

          Section 11.3  AMENDMENTS NO WAIVERS.

          (a) Any provision of this Agreement may be amended or waived prior to the Effective Time only by amendment or waiver in writing and signed, (i) in the case of an amendment to this Agreement, by the Company (approved by the Special Committee), Parent and Merger Sub, or (ii) in the case of a waiver, by the party against whom the waiver is to be effective; PROVIDED, HOWEVER, that after the approval of this Agreement by the shareholders of the Company, any proposed amendment that by Law requires further approval by the shareholders of the Company shall not be effective without such further shareholder approval.

          (b) At any time prior to the Effective Time, the Company, on the one hand, and Parent and Merger Sub, on the other hand, may but will have no obligation to, or to consider, with respect to the other parties hereto (i) extend the time for the performance of any of the obligations or other acts of such party and (ii) waive any inaccuracies in the representations and warranties of such party contained herein or in any document delivered pursuant hereto.

          (c) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as expressly set forth in SECTION 10.2, the rights and remedies herein provided shall be cumulative and not exclusive of any other rights or remedies herein provided or available at Law or in equity.

          Section 11.4 EXPENSES. Except as otherwise expressly provided in SECTIONS 6.4 and 10.2, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

          Section 11.5 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto. Any purported assignment in violation of these provisions shall be null and void AB INITIO.

          Section 11.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, without giving effect to the conflicts or choice of law principles of such states.

          Section 11.7 COUNTERPARTS; EFFECTIVENESS; THIRD PARTY BENEFICIARIES. This Agreement may be executed by facsimile signatures and in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective only when actually signed by each party hereto and each such party has received counterparts hereof signed by all of the other parties hereto. No provision of this Agreement is intended to or shall confer upon any Person other than the parties hereto any rights or remedies hereunder or with respect hereto, except with respect to the matters provided in SECTIONS 2.3, 2.4 and 7.2.

          Section 11.8 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by virtue of any Law, or due to any public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are fulfilled to the extent possible.

          Section 11.9 SPECIFIC PERFORMANCE. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to consummate the Merger, will cause irreparable injury to the other parties, for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder, in addition to any other rights or remedies available hereunder or at law or in equity.

          Section 11.10 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties hereto with respect to its subject matter and supersedes all oral or written prior or contemporaneous agreements and understandings among the parties with respect to such subject matter.

          Section 11.11 JURISDICTION.

          (a) Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in the Court of Chancery of the State of Delaware, County of New Castle or, if such court does not have jurisdiction over the subject matter of such proceeding or if such jurisdiction is not available, in the United State District Court for the District of Delaware, and each of the parties hereby irrevocably consents to the exclusive jurisdiction of those courts (and of the appropriate appellate courts therefrom) in any suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding in any of those courts or that any suit, action or proceeding which is brought in any of those courts has been brought in an inconvenient forum. Process in any suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any of the named courts.

          (b) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.11.

          Section 11.12 AUTHORSHIP. The parties agree that the terms and language of this Agreement were the result of negotiations between the parties and their respective advisors and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against any party. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.

                            [signature page follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                            THE COMPANY

                                            THE SPORTS AUTHORITY, INC.


                                            By:   /s/ Gordon D. Barker
                                               ---------------------------------
                                               Name:  Gordon D. Barker
                                               Title: Director





                                            PARENT

                                            SLAP SHOT HOLDINGS CORP.


                                            By:   /s/ Jonathan A. Seiffer
                                               ---------------------------------
                                               Name:  Jonathan A. Seiffer
                                               Title: President





                                            MERGER SUB

                                            SAS ACQUISITION CORP.


                                            By:   /s/ Jonathan A. Seiffer
                                               ---------------------------------
                                               Name:  Jonathan A. Seiffer
                                               Title: President




                 SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER

                                                                       EXHIBIT A


THE OPTIONS AND THE SHARES OF COMMON STOCK SUBSCRIBED FOR BY THIS AGREEMENT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF SUCH OPTIONS WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD UNLESS REGISTERED THEREUNDER OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. TRANSFER OF SUCH OPTIONS AND SHARES IS ALSO RESTRICTED BY THE TERMS OF THIS AGREEMENT AND BY THE TERMS OF THE STOCKHOLDERS AGREEMENT WITH SLAP SHOT HOLDINGS CORP.

    OPTION ASSUMPTION, CONTRIBUTION AND SUBSCRIPTION AGREEMENT

      This OPTION ASSUMPTION, CONTRIBUTION AND SUBSCRIPTION AGREEMENT (this "AGREEMENT"), dated as of January 22, 2006, is entered into by and between ___________, an individual (the "INVESTOR"), and Slap Shot Holdings Corp., a Delaware corporation ("PARENT").

      Parent and its wholly-owned subsidiary, SAS Acquisition Corp., a Delaware corporation ("MERGER SUB"), have been formed solely for purposes of effectuating the Merger (as defined below) and will engage in no activities other than those incident to the Merger;

      Investor currently is (i) a stockholder in The Sports Authority, Inc., a Delaware corporation (the "COMPANY"), the owner of shares of common stock, par value $0.01 per share, of the Company ("COMPANY SHARES") and/or (ii) a holder of options ("COMPANY OPTIONS") to acquire Company Shares;

      In connection with that certain Agreement and Plan of Merger, dated as of January 22, 2006 (the "MERGER AGREEMENT"), by and among the Company, Parent and Merger Sub, Merger Sub shall merge with and into the Company (the "MERGER"), with the Company as the surviving corporation (the "SURVIVING CORPORATION");

      Subject to the terms and conditions of this Agreement, Investor desires to
(i) make contributions to Parent of Company Shares and/or cash and/or (ii) have Company Options assumed and amended by Parent, in each case, in such amounts as are set forth under the captions "Rollover Shares," "Cash Contribution" "and Rollover Options," respectively, on SCHEDULE 1 to this Agreement (upon completion of such Schedule pursuant to Section 1.7 below) and with an aggregate value of not less than the amount set forth under the caption "Aggregate Investment" on SCHEDULE 1 (as it appears on the date hereof, but subject to Section 1.7);

      Subject to the terms and conditions of this Agreement, the parties desire that with respect to any Company Shares owned by Investor that are set forth in the final version of SCHEDULE 1 under the caption "Rollover Shares" (the "ROLLOVER SHARES"), immediately prior to the Merger, Investor shall contribute such Rollover Shares to Parent (the "EQUITY CONTRIBUTION") in exchange for (i) newly issued shares of common stock, par value $0.01 per share, of Parent (the "COMMON SHARES") and/or (ii) newly issued shares of (a) series A preferred stock, par value $0.01 per share, of Parent (the "SERIES A PREFERRED SHARES") and (b) series B preferred stock, par value $0.01 per share, of Parent (the "SERIES B PREFERRED SHARES" and, together with the

Common Shares and Series A Preferred Shares, the "SHARES"), in each case, in the amount set forth under the caption "Equity Contribution Shares" in the final version of SCHEDULE 1 attached hereto (the Shares received in exchange for the Equity Contribution are referred to herein as the "EQUITY CONTRIBUTION SHARES");

      Subject to the terms and conditions of this Agreement, the parties desire that with respect to any Company Options owned by Investor that are set forth in the final version of SCHEDULE 1 under the caption "Rollover Options" (the "ROLLOVER OPTIONS"), immediately following the consummation of the Merger, such Rollover Options shall be (i) assumed by Parent (and become exercisable for Common Shares) and (ii) amended, such that, after giving effect to such amendments, the number of option shares and exercise price per option share of such options shall be as set forth under the caption "Amended Options" in the final version of SCHEDULE 1 (such amended options are referred to herein as the "AMENDED OPTIONS");

      Subject to the terms and conditions of this Agreement, the parties desire that with respect to any cash amount that is set forth in the final version of
SCHEDULE 1 under the caption "Cash Contribution," immediately prior to the Merger, Investor shall contribute such amount in cash to Parent (the "CASH CONTRIBUTION") in exchange for (i) newly issued Common Shares and/or (ii) newly issued Series A Preferred Shares and newly issued Series B Preferred Shares, in each case, in the amount set forth under the caption "Cash Contribution Shares" in the final version of SCHEDULE 1 (the Shares received in exchange for the Cash Contribution are referred to herein as the "CASH CONTRIBUTION SHARES");

      For United States federal income tax purposes, it is intended that (a) the Equity Contribution and the Cash Contribution, as applicable, taken together with (i) the contribution of securities and/or cash by other investors to Parent, and (ii) the contribution by affiliates of Parent of cash to Parent, will qualify as transfers described in Section 351(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), (b) none of the Shares received in connection with those transfers will be treated as other property or money within the meaning of Section 351(b) of the Code, and (c) with respect to the Rollover Options and Amended Options, (i) the amendment and assumption of such Rollover Options not be treated as a taxable event, and (ii) the Amended Options be subject to taxation as options to which Section 421 of the Code does not apply, in accordance with the Treasury Regulations issued under Section 83 of the Code; and

      In connection with the consummation of the transactions contemplated by this Agreement and the Merger Agreement, Parent, certain affiliates of Parent, Investor and certain other holders of Company Shares and Company Options will enter into a Stockholders Agreement with terms and conditions substantially similar to those described in EXHIBIT B-1 hereto (the "STOCKHOLDERS AGREEMENT").

      NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows.

     1. OPTION ASSUMPTION, CONTRIBUTION AND SUBSCRIPTION.

     1.1 ASSUMPTION, CONTRIBUTION AND SUBSCRIPTION. The parties hereby agree that the following transactions shall occur and be deemed effective as follows:

         (a) As of the Closing, on the terms and conditions set forth herein, Parent shall issue to Investor, the number and class of Shares (if any) set forth under the caption "Equity Contribution Shares" in the final version of
SCHEDULE 1 in exchange for the Equity Contribution by the Investor of the Rollover Shares.

         (b) Immediately following the consummation of the Merger, on the terms and conditions set forth herein, Parent shall assume the Company's obligations with respect to the Rollover Options (if any) set forth under the caption "Rollover Options" in the final version of SCHEDULE 1 and the terms of such Rollover Options shall be amended as follows:

             (i) such that, after giving effect to such amendments, the number of option shares and exercise price per option share of such options shall be as set forth under the caption "Amended Options" in the final version of
     SCHEDULE 1;

             (ii) to provide (if not already provided) for the exercise price of such option to be paid by one or more certificates evidencing Shares of any class owned by Investor immediately prior to such exercise, together with a duly executed stock power tendering such Shares with an aggregate fair market value on the date on which the applicable exercise notice is given equal to the aggregate exercise price set forth in such exercise notice; PROVIDED that such Shares have been held by Investor for at least six months (or such greater or lesser period required by Parent) or have such other characteristics as are necessary in order to prevent Parent or the Surviving Corporation from incurring an accounting charge on account of the use of such Shares to pay the purchase price (such Shares being referred to hereinafter as "MATURE SHARES"); and

             (iii)to provide (if not already provided) that, upon exercise, Investor may elect to satisfy any required income and employment tax withholding by having Parent (or any of its affiliates) withhold from the delivery of Common Shares upon such exercise a number of Common Shares with a fair market value (determined in the same manner as is used in computing the amount of gain reported upon such exercise for tax purposes) equal to the amount of such required withholding;

     PROVIDED, HOWEVER, that with respect to the amendments described in clauses
     (ii) and (iii) above, if at the time of exercise of any Amended Option (x) the payment of the exercise price with Mature Shares or (y) the satisfaction of the applicable tax withholding by Parent (or its affiliates) withholding Common Shares would violate any provision of any debt agreement or other material agreement binding on Parent, the Surviving Corporation or any of their subsidiaries), then the applicable amendment shall not be effective as to such Amended Option at such time.

     The Amended Options shall be fully and immediately exercisable upon consummation of the transactions described in this Section 1.1(b). An example of the option assumption and amendment mechanics is set forth on EXHIBIT D hereto.

         (c) As of the Closing, on the terms and conditions set forth herein, Parent shall issue to Investor, the Cash Contribution Shares (if any) in the number and class set forth under the caption "Cash Contribution Shares" in the final version of SCHEDULE 1 in exchange for the Cash Contribution by the Investor (if any). The contributions, subscriptions and amendments described in this Section 1.1 are hereinafter referred to as the "TRANSACTIONS").

     1.2 CLOSING. Subject to the satisfaction or waiver of the conditions set forth in Section 1.4, the closing (the "CLOSING") of the Transactions shall occur and be deemed effective immediately prior to the closing of the Merger; provided that the assumption and amendment of the Rollover Options described in
Section 1.1(b) shall occur and be deemed effective immediately following the consummation of the Merger. The Closing shall take place at the offices Gibson, Dunn & Crutcher LLP located in Los Angeles, California, or such other place determined by the parties.

     1.3 FAILURE TO CONSUMMATE THE MERGER. In the event that, after the Transactions have occurred, the Merger is not consummated for any reason whatsoever and the Merger Agreement is terminated, the parties hereto agree that concurrently with the termination of the Merger Agreement, regardless of the price at which the Company Shares are quoted at that time on the New York Stock Exchange or any other national securities exchange on which the common stock of the Company is listed, (i) Parent shall return to Investor the Rollover Shares and Cash Contribution, as applicable, (ii) Investor shall return to Parent the Equity Contribution Shares and Cash Contribution Shares, as applicable, (iii) the proposed assumption of and amendments to the Rollover Options shall be of no further force or effect and (iv) subject to compliance with clause (i) and (ii) above, this Agreement shall be considered null and void and of no further force or effect and no party shall have any liability to the other with respect to this Agreement. For the avoidance of doubt, in such event, Investor shall have no claim against Parent other than the right to receive such Rollover Shares and Cash Contribution, as applicable, upon return of the Equity Contribution Shares and/or Cash Contribution Shares.

     1.4 CONDITIONS TO CLOSING. The effectiveness of the Transactions shall be subject to the following conditions unless waived in writing by the party entitled to the benefit of such conditions:

         (a) MERGER AGREEMENT CONDITIONS. The conditions to the Merger Agreement shall have been satisfied or waived and the parties to the Merger Agreement shall have represented that they intend to consummate the Merger immediately following consummation of the Transactions.

         (b) REPRESENTATIONS AND WARRANTIES. All representations and warranties in this Agreement by the Investor and Parent shall be true and correct in all respects on the date when made and on and as of the Closing date with the same effect as if made on and as of the Closing date.

         (c) COVENANTS AND AGREEMENTS. Investor and Parent shall have performed or complied in all material respects with all covenants and conditions contained in this Agreement or in any agreement, certificate or instrument to be executed pursuant hereto which are required to be performed or complied with at or prior to the Closing.

         (d) STOCKHOLDERS AGREEMENT. Investor, Parent and the other parties to the Stockholders Agreement shall have executed and delivered the Stockholders Agreement.

         (e) EMPLOYMENT AGREEMENT AMENDMENT. Investor and Merger Sub shall have executed and delivered to Parent an amendment to the Investor's employment agreement with the Company, in form attached hereto as EXHIBIT C hereto.

     1.5 COMPANY DELIVERIES. At the Closing, Parent shall deliver to Investor stock certificates representing the Shares (if any) to be received by Investor pursuant to this Agreement.

     1.6 INVESTOR DELIVERIES. At the Closing, Investor shall deliver to Parent the following:

         (a) certificate(s) evidencing the Rollover Shares (if any), endorsed in blank (or together with duly executed stock powers in form and substance reasonably satisfactory to Parent);

         (b) any documents reasonably requested by Parent with respect to the amendment of the Rollover Options;

         (c) a bank or cashier's check made out to Parent for the amount of the Cash Contribution (if any); and

         (d) a certificate of Investor confirming the fulfillment of the conditions set forth in Sections 1.4(b) and (c).

     1.7 COMPLETION OF SCHEDULE 1. The parties acknowledge and agree that
SCHEDULE 1 to this Agreement (other than the amount set forth under the caption "Aggregate Investment" on SCHEDULE 1 as it appears on the date hereof) shall be completed and finalized, based on mutual agreement of the parties hereto, prior to the Closing; provided, however, that Parent acknowledges and agrees that the amount set forth under "Aggregate Investment" may be reduced if and to the extent that one or more other members of Company's management enter into option amendment, contribution and subscription agreements, in substantially the form hereof, that provide for investments in Parent by such persons that, in the aggregate, equal the amount of such reduction.

     2. REPRESENTATIONS AND WARRANTIES OF PARENT. Parent hereby represents and warrants to Investor as of the date hereof and as of the Closing Date as follows.

     2.1 ORGANIZATION. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having full corporate power and authority to own its properties and to carry on its business as conducted.

     2.2 AUTHORITY. Parent has the requisite corporate power and authority to enter into and deliver this Agreement, perform its obligations herein, and consummate the transactions contemplated hereby. Parent has duly executed and delivered this Agreement. This Agreement is a valid, legal and binding obligation of Parent enforceable against Parent in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or at equity).

     2.3 SHARES DULY AUTHORIZED. All of the Shares to be issued to Investor pursuant to this Agreement, when issued and delivered in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable. All of the Amended Options to be acquired by Investor pursuant to this Agreement, when issued and delivered in accordance with the terms of this Agreement, will be duly authorized. All of the Shares issuable upon exercise of the Amended Options, will upon payment of the exercise price therefore, be duly authorized, validly issued, fully paid and non-assessable.

     2.4 PARENT. Each of Parent and Merger Sub is a newly formed corporation and, accordingly, has no financial or operating history and, except for liabilities and activities incident to the acquisition of the Company or as contemplated by the Merger Agreement. Neither Parent nor Merger Sub has any liabilities or has engaged in any business activities of any type or kind whatsoever. Each of Parent and Merger Sub has provided to Investor a true and correct copy of its certificate of incorporation and by-laws as in effect on the date hereof, and prior to the Closing, no amendments shall be made to such certificates of incorporation or by-laws (except for (i) any technical corrections and/or (ii) any amendments to the certificate of incorporation of Parent as may be required to designate and describe the Series A Preferred Shares and Series B Preferred Shares).

     2.5 PRIVATE OFFERING. No form of general solicitation or general advertising was used by Parent or its representatives in connection with the offer, sale or issuance of the Shares. No registration of the Shares pursuant to the provisions of the Securities Act of 1933, as amended (the "SECURITIES ACT") or any state securities or "blue sky" laws, will be required by the offer, sale or issuance of the Shares.

     2.6 SAME SECURITIES. Each of the Common Shares, Series A Preferred Shares and Series B Preferred Shares received by the Investor pursuant to this Agreement shall be of the same class and series of stock as each of the Common Shares, Series A Preferred Shares and Series B Preferred Shares, respectively, held by Green Equity Investors IV, L.P., a Delaware limited partnership, and its affiliates and co-investors (collectively, the "OTHER INVESTORS") on the Closing Date, and the price per share paid by the Investor for each Common Share, Series A Preferred Share and Series B Preferred Share shall be the same as the price per share paid by the Other Investors for each Common Share, Series A Preferred Share and Series B Preferred Share, respectively, on the Closing Date.

     2.7 CAPITALIZATION. The capital structure of Parent immediately following the Merger shall be substantially as described in the Financing Letters and/or New Financing Letters (each as defined in the Merger Agreement) delivered pursuant to the Merger Agreement.

     2.8 OPTION AMENDMENTS. It is the intention of Parent that the amendments to each Rollover Option (if any) with respect to the number of shares and exercise price per share shall be implemented such that (i) (A) the excess of the aggregate fair market value of the Shares subject to the corresponding Amended Option immediately after the consummation of the

Merger over the aggregate exercise price of such Amended Option will not exceed
(B) the excess of the aggregate fair market value of the Company Shares subject to such Rollover Option immediately prior to the consummation of the Merger over the aggregate exercise price of such Rollover Option and (ii) on a share by share comparison, the ratio of the exercise price to the fair market value of the Shares subject to the corresponding Amended Option immediately after the consummation of the Merger will not be greater than the ratio of the exercise price to the fair market value of the Company Shares subject to such Rollover Option immediately before the consummation of the Merger.

     3. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. Investor hereby represents and warrants to Parent as of the date hereof and as of the Closing Date as follows.

     3.1 ORGANIZATION. Investor, if an entity, is duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization, having full power and authority to own its properties and to carry on its business as conducted. Investor, if a natural person, is of legal age, competent to enter into a contractual obligation, and a citizen of the United States of America. The principal place of business or principal residence of Investor is as shown on the signature page of this Agreement.

     3.2 OWNERSHIP OF THE ROLLOVER SHARES AND ROLLOVER OPTIONS. Investor is the sole record and beneficial owner of the Rollover Shares and Rollover Options set forth in SCHEDULE 1 hereto, free and clear of any claim, lien, security interest, mortgage, deed of trust, pledge, charge, conditional sale or other title retention agreement, lease, preemptive right, right of first refusal, option, restriction, tenancy, easement, license or other encumbrance of any kind. Neither Investor nor any of its affiliates is a party to, or bound by, any contract, arrangement, agreement, instrument or order (i) relating to the sale, repurchase, assignment, or other transfer of any capital stock or equity securities of the Company or (ii) relating to the receipt of dividends, proxy rights, or voting rights of any capital stock or other equity securities of the Company.

     3.3 AUTHORITY. Investor has the requisite power and authority to deliver this Agreement, perform Investor's obligations herein, and consummate the transactions contemplated hereby. Investor has duly executed and delivered this Agreement and has obtained the necessary authorization to execute and deliver this Agreement and to perform Investor's obligations herein and to consummate the transactions contemplated hereby. This Agreement is a valid, legal and binding obligation of Investor enforceable against Investor in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or at equity)..

     3.4 INVESTOR INTENT. Investor is acquiring the Shares and the Amended Options (and the Shares issuable upon exercise of the Amended Options) for Investor's own account as principal, for investment purposes only, not for any other person or entity and not for the purpose of resale or distribution. Investor is not subscribing for the Shares or Amended Options in a fiduciary capacity.

     3.5 FINANCIAL STATUS. (a) Investor is an Accredited Investor (as defined in Rule 501(a)(3), (4), (5), (6), (7) or (8) of Regulation D promulgated under the Securities Act) because, (A) Investor's individual net worth or joint net worth with Investor's spouse at the time of the execution of this Agreement is in excess of $1,000,000, (B) Investor had an individual income in excess of $200,000 in each of the two (2) most recent years or joint income with Investor's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year or
(C) Investor is an executive officer or director of Parent or its Subsidiaries;
or

         (b) Investor is able to bear the economic risk of an investment in the Shares and the Amended Options (and the Shares issuable upon exercise of the Amended Options) for an indefinite period of time, has adequate means of providing for his or her current financial needs and personal contingencies, has no need for liquidity in the investment in the Shares or the Amended Options (or the Shares issuable upon exercise of the Amended Options), understands that Investor may not be able to liquidate his or her investment in Parent in an emergency, if at all, and can afford a complete loss of the investment.

         (c) Investor has delivered to Parent an executed Investment Qualification Questionnaire (including an executed Purchaser Representative Questionnaire, if applicable) in the form(s) attached hereto as Exhibits A-1 and A-2. The information contained therein is complete and accurate in all material respects.

         (d) If applicable, Investor has delivered to Parent a copy of a duly executed Purchaser Representative Agreement, which agreement remains in full force and effect.

     3.6 NO GENERAL SOLICITATION. Investor has received no general solicitation or general advertisement in connection with the Transactions or an investment in Parent. Investor has received no other representations or warranties from Parent, the Company or any other person acting on behalf of Parent or the Company, other than those contained in this Agreement.

     3.7 NO RELIANCE. Investor did not look to, or rely in any manner upon, Parent, the Company or any of their respective stockholders, affiliates, directors, officers, employees or representatives for advice about tax, financial or legal consequences of the acquisition, exercise, ownership or disposition of (as applicable) the Rollover Shares, the Rollover Options, the Shares or the Amended Options (or the Shares issuable upon exercise of the Amended Options) (in each case, as applicable), or the consequences of the Merger, and none of Parent, the Company or any of their respective affiliates, directors, officers, employees or representatives has made or is making any representations to Investor about, or guaranties of, tax, financial or legal outcomes of the acquisition, exercise, ownership or disposition of (as applicable) the Rollover Shares, the Rollover Options, the Shares or the Amended Options (or the Shares issuable upon exercise of the Amended Options) (in each case, as applicable), or the consequences of the Merger. Investor has consulted any tax, financial, legal and other consultants Investor deems advisable in connection with the Transactions.

     3.8 ACCURACY OF INFORMATION. As of the date hereof and as of the Closing, the representations and warranties of Investor contained herein and all information provided by Investor to Parent concerning Investor, its financial position and its knowledge of financial and business matters including, but not limited to, the information set forth in the Investment Qualification Questionnaire, is correct and complete, and if there should be any changes in that information prior to Investor receiving the Shares and/or Amended Options, Investor will immediately provide Parent with the correct information.

     4. AGREEMENTS AND ACKNOWLEDGEMENTS OF INVESTOR. Investor hereby agrees and acknowledges to Parent as follows.

     4.1 NO REGISTRATION. Investor understands and agrees that the Shares and the Amended Options (and the Shares issuable upon exercise of the Amended Options), are being, or will be, acquired by Investor in a transaction not involving any public offering within the meaning of the Securities Act, in reliance on an exemption therefrom. Investor understands that the Shares and the Amended Options (and the Shares issuable upon exercise of the Amended Options), have not been, and will not be, approved or disapproved by the Securities and Exchange Commission or by any other federal or state agency, and that no such agency has passed on the accuracy or adequacy of disclosures made to Investor by Parent. No federal or state governmental agency has passed on or made any recommendation or endorsement of the Shares or the Amended Options (or the Shares issuable upon exercise of the Amended Options) or an investment in Parent.

     4.2 LIMITATIONS ON DISPOSITION AND RESALE. Investor understands and acknowledges that the Shares and the Amended Options (and the Shares issuable upon exercise of the Amended Options), have not been and will not be registered under the Securities Act or the securities laws of any state and, unless the Shares are so registered, they may not be offered, sold, transferred or otherwise disposed of except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable securities laws of any state or foreign jurisdiction. Investor understands that it may not be possible for Investor to liquidate Investor's investment in Parent; and Investor agrees not to sell, transfer or otherwise dispose of the Shares or the Amended Options (or the Shares issuable upon exercise of the Amended Options), unless the Shares or the Amended Options have been so registered or an exemption from the requirement of registration is available under the Securities Act and any applicable state securities laws. Investor further acknowledges and agrees that his or her ability to dispose of the Shares and the Amended Options (and the Shares issuable upon exercise of the Amended Options), will be subject to restrictions contained in the Stockholders Agreement. Investor recognizes that there will not be any public trading market for the Shares and, as a result, Investor may be unable to sell or dispose of its interest in Parent. Investor further acknowledges and agrees that, except as may be set forth in the Stockholders Agreement, Parent shall have no obligation to register the Shares or the Amended Options.

     4.3 LEGEND. (a) Investor acknowledges and agrees that the Amended Options will bear the legend set forth in Section 7.4 of the Stockholders Agreement (with such changes as may necessary to reflect the fact that security so legended is an option and not a Share).

         (b) Investor acknowledges and agrees that the Shares received in pursuant to this Agreement and any Shares received upon exercise of the Amended Options represented by physical certificates will bear the legend set forth in
Section 7.4 of the Stockholders Agreement.

     4.4 INFORMATION REGARDING PARENT. Investor acknowledges that (a) Parent has made available to Investor, a reasonable time prior to the date of this Agreement, information concerning Parent sufficient for Investor to make an informed decision regarding an investment in the Shares and an opportunity to ask questions and receive answers concerning the Shares; (b) Parent has made available to Investor, a reasonable time prior to the date of this Agreement, the opportunity to obtain any additional information that Parent possesses or can acquire without unreasonable effort or expense deemed necessary by Investor to verify the accuracy of the information provided, and has received all such additional information requested; and (c) except for information contained in documents filed by the Company with the Securities and Exchange Commission prior to the date hereof and information provided by Parent to Investor contained, or described, in the Stockholders Agreement and this Agreement, including, without limitation EXHIBITS B-1 through B-3 hereto, Investor has not relied on Parent, the Company or any of their respective affiliates, officers, employees or representatives in connection with Investor's investigation or the accuracy of the information provided or in making any investment decision.

     4.5 COMPLIANCE WITH AGREEMENT. Investor agrees to execute any and all further documents reasonably necessary to become an optionholder and a stockholder of Parent. Investor agrees to execute and deliver any and all further documents and writings, and to perform such other actions, as may be or become reasonably necessary or expedient to effect and carry out the terms of this Agreement.

     4.6 IRREVOCABLE SUBSCRIPTION AND CANCELLATION. Each of Investor and Parent understands that this subscription is irrevocable, except as expressly provided herein or otherwise provided in any applicable federal or state law governing this Agreement and the transactions contemplated herein.

     4.7. TAX WITHHOLDING AND COOPERATION. Investor understands and agrees that Parent or its affiliates and successors (including the Company) may withhold taxes required by law to be withheld, and may withhold such taxes from the proceeds of the Transactions, the Merger or other amounts due to the Investor pertaining to the Equity Contribution Shares, Cash Contribution Shares or Amended Options (or any successor securities), and may condition the issuance of Shares or amendment of the Rollover Options (or successor securities) or the sale thereof upon the payment by Investor to Parent or its affiliates and successors of all applicable withholding taxes. Investor will cooperate as reasonably requested by Parent with respect to Parent's and its affiliates' and successors' compliance with applicable tax laws pertaining to such securities. Investor shall be liable for and timely pay all taxes imposed on Investor with respect to the Transactions and with respect to such securities (whether upon receipt, exercise, sale or otherwise), and promptly following request from Parent (or its successors) shall provide proof of such payment in form and substance reasonably satisfactory to Parent (or its successors).

     4.9 PURCHASER REPRESENTATIVE. If Investor used the services of a Purchaser Representative (as defined in Rule 501 of the Securities Act) in connection with the Transactions, such Purchaser Representative has disclosed or will disclose, by submitting to Parent a Purchaser Representative Questionnaire in the form given Investor by Parent, any material relationship which now exists between each Purchaser Representative or its affiliates and Parent, the Company and their respective affiliates, or which is mutually understood to be contemplated, or which has existed at any time during the previous two (2) years, and further setting forth any compensation received or to be received as a result of such relationship. To the extent Investor has appointed a Purchaser Representative and such Purchaser Representative may be an officer, director or employee of the Company, Investor acknowledges and agrees that such Purchaser Representative has acted as such solely in an individual capacity and not as an officer, director, employee or representative of the Company.

     5. GOVERNING LAW. This Agreement is governed by and shall be construed in accordance with the law of the State of Delaware applicable to contracts made and to be performed entirely in such state. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other persons or circumstances shall not be affected thereby, and that provision shall be enforced to the greater extent permitted by law.

     6. ASSIGNMENT. Investor shall have neither the right nor the power to assign or delegate any provision of this Agreement except with the prior written consent of Parent (which may be withheld in Parent's sole discretion). Except as provided in the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties' respective successors, assigns, executors and administrators.

     7. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which shall be deemed an original and both of which shall constitute one and the same document.

     8. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only in a writing executed by the party to be bound thereby.

     9. TERMINATION OF AGREEMENT. This Agreement may be terminated: (i) by the mutual written consent of the parties hereto or (ii) by either party if the Merger Agreement is terminated for any reason whatsoever.

     10. OTHER MANAGEMENT PARTIES. Each Management Party (as defined in the Stockholders Agreement) other than Investor has entered (or will enter) into an Option Assumption, Contribution and Subscription Agreement with Parent containing terms and conditions identical to the terms and conditions contained in this Agreement (other than variances in the amounts set forth on Schedule 1 to each such agreement).

     11. FURTHER ASSURANCES. Subject to the terms and conditions provided herein, each party hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable, whether under applicable laws and regulations or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement.

                      [The remainder of this page is blank]

     IN WITNESS WHEREOF, the parties have hereby executed this Option Assumption, Contribution and Subscription Agreement as of the date set forth above.

                                INDIVIDUAL INVESTOR


                                ------------------------------------------------
                                Name (Print or Type)


                                ------------------------------------------------
                                Signature


                                ------------------------------------------------
                                Signature of Spouse


                                ------------------------------------------------
                                (Street Address)


                                ------------------------------------------------
                                (City and State)                   (Zip Code)


                                ------------------------------------------------
                                Telephone Number


                                ------------------------------------------------
                                Social Security Number or
                                Taxpayer Identification Number


                                ------------------------------------------------
                                Name of Purchaser Representative, if applicable


  SIGNATURE PAGE TO OPTION ASSUMPTION, CONTRIBUTION AND SUBSCRIPTION AGREEMENT

                                SLAP SHOT HOLDINGS CORP.,
                                a Delaware corporation


                                By: --------------------------------------------
                                    Name:
                                    Title:










  SIGNATURE PAGE TO OPTION ASSUMPTION, CONTRIBUTION AND SUBSCRIPTION AGREEMENT

                         INDEX OF SCHEDULES AND EXHIBITS



  Schedule 1    Rollover Shares, Rollover Options and Cash Contribution

  Exhibit A-1   Confidential Investment Qualification Questionnaire

  Exhibit A-2   Confidential Purchaser Representative Questionnaire

  Exhibit B-1   Form of of Stockholders Agreement

  Exhibit B-2   Description of Series A Preferred Stock

  Exhibit B-3   Description of Series B Preferred Stock

   Exhibit C    Amendment to Employment Agreement

   Exhibit D    Example of Option Assumption and Amendment

                                                                       EXHIBIT B


                          CERTIFICATE OF INCORPORATION

                                       OF

                              SAS ACQUISITION CORP.
                            (A DELAWARE CORPORATION)


                                    ARTICLE I

                                      NAME

          The name of the corporation is SAS Acquisition Corp. (the "CORPORATION").

                                   ARTICLE II

                                      AGENT

          The address of the registered office of the Corporation in the State of Delaware is 160 Greentree Drive, in the City of Dover 19904, County of Kent, and the name of its registered agent at that address is National Registered Agents, Inc.

                                   ARTICLE III

                                     PURPOSE

          The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

                                   ARTICLE IV

                                      STOCK

          Section 4.1 AUTHORIZED STOCK. The aggregate number of shares which the Corporation shall have authority to issue is 750,000,000, of which 150,000,000 shall be designated as Common Stock, par value $0.01 per share (the "COMMON STOCK"), and 600,000,000 shall be designated as Preferred Stock, par value $0.01 per share (the "PREFERRED STOCK").

          Section 4.2 COMMON STOCK.

                  (a) VOTING. Each holder of Common Stock shall be entitled to one (1) vote for each share of Common Stock held of record by such holder on all matters submitted to a vote of stockholders of the Corporation.

                  (b) DIVIDENDS. Subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive dividends out of any funds of the Corporation legally available therefor when and as declared by the Board of Directors.

                  (c) LIQUIDATION. Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred

Stock, the holders of shares of Common Stock shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

          Section 4.3 PREFERRED STOCK. Subject to limitations prescribed by law and the provisions of this Article IV, the Board of Directors is hereby authorized to provide by resolution for the issuance of the shares of Preferred Stock in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, privileges, preferences, and relative participating, optional or other rights, if any, of the shares of each such series and the qualifications, limitations or restrictions thereof.

          The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

               (i) the number of shares constituting such series, including any increase or decrease in the number of shares of any such series (but not below the number of shares in any such series then outstanding), and the distinctive designation of such series;

               (ii) the dividend rate on the shares of such series, if any, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of such series;

               (iii) whether the shares of such series shall have voting rights (including multiple or fractional votes per share) in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

               (iv) whether the shares of such series shall have conversion privileges, and, if so, the terms and conditions of such privileges, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

               (v) whether or not the shares of such series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption rates;

               (vi) whether a sinking fund shall be provided for the redemption or purchase of shares of such series, and, if so, the terms and the amount of such sinking fund;

               (vii) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of such series; and

               (viii) any other relative rights, preferences and limitations of such series.

                                    ARTICLE V

                               BOARD OF DIRECTORS

          Section 5.1 NUMBER. Except as otherwise fixed by or pursuant to the provisions of Article IV of this Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock to elect additional directors in certain circumstances, the Board of Directors shall consist of such number of directors as fixed from time to time pursuant to the Bylaws of the Corporation.

          Section 5.2 POWERS. Except as otherwise expressly provided by the DGCL or this Certificate of Incorporation, the management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors.

          Section 5.3 ELECTION.

                 (a) BALLOT NOT REQUIRED. The directors of the Corporation need not be elected by written ballot unless the Bylaws of the Corporation so provide.

                 (b) NOTICE. Advance notice of stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

                                   ARTICLE VI

                                    EXISTENCE

          The Corporation shall have perpetual existence.

                                   ARTICLE VII

                                    AMENDMENT

          Section 7.1 AMENDMENT OF CERTIFICATE OF INCORPORATION. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred herein are granted subject to this reservation.

          Section 7.2 AMENDMENT OF BYLAWS. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

                                  ARTICLE VIII

                   LIABILITY AND INDEMNIFICATION OF DIRECTORS

          Section 8.1 NO PERSONAL LIABILITY. To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

          Section 8.2 INDEMNIFICATION. The Corporation shall indemnify to the full extent permitted by the laws of the State of Delaware as from time to time in effect any person against all liability and expense (including attorneys' fees) incurred by reason of the fact that he is or was a director or officer of the Corporation, or, while serving as a director or officer of the Corporation, he is or was serving at the request of the Corporation as a director, officer, partner or trustee of, or in any similar managerial or fiduciary position of, or as an employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity. Expenses (including attorneys' fees) incurred in defending an action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding to the full extent and under the circumstances permitted by Delaware law. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Corporation against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the Corporation would have the power to indemnify against such liability under the provisions of this Article VIII. The indemnification provided by this
Article VIII shall not be deemed exclusive of any other rights to which those indemnified may be entitled under this Certificate of Incorporation, any bylaw, agreement, vote of stockholders or disinterested directors, statute, or otherwise, and shall inure to the benefit of their heirs, executors, and administrators. The provisions of this Article VIII shall not be deemed to preclude the Corporation from indemnifying other persons from similar or other expenses and liabilities as the Board of Directors or the stockholders may determine in a specific instance or by resolution of general application.

          Section 8.3 AMENDMENT OR REPEAL. Any amendment, alteration or repeal of this Article VIII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

                                   ARTICLE IX

                                 CORPORATE POWER

          The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                                    ARTICLE X

                                  INCORPORATOR

          The name and mailing address of the incorporator of the Corporation is:

           Louie Hopkins
           c/o Gibson, Dunn & Crutcher LLP
           333 South Grand Ave.
           Los Angeles, CA 90071-3197

          THE UNDERSIGNED, being the incorporator herein before named, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, does make and file this Certificate of Incorporation.

          Dated: January 19, 2006



                                                    /s/ Louie Hopkins
                                                    ---------------------------
                                                    Louie Hopkins, Incorporator